As Filed with the Securities and Exchange Commission on October 21, 1996
                                                 Registration No. 333-
                                                                 --------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM SB-2
                        REGISTRATION STATEMENT* UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------

                                LASER STORM INC.
                  --------------------------------------------
                 (Name of small business issuer in its charter)


     Colorado                          9504                    84-1139159
 ---------------------       --------------------------      ------------------
(State or jurisdiction      (Primary Standard Industrial    (I.R.S. Employer
 of incorporation or         Classification Code Number)     Identification No.)
 organization)

                                                     Robert J. Cooney
7808 Cherry Creek South Drive,                 7808 Cherry Creek South Drive,
         Unit 301                                       Unit 301
   Denver, Colorado 80231                         Denver, Colorado 80231
       (303) 751-8545                                (303) 751-8545
 -------------------------------            -----------------------------------
(Address and telephone number of           (Name, address and telephone number
 principal executive offices and                   of agent for service)
  address of principal place of
           business)
                                 With Copies to:

                              Thomas S. Smith, Esq.
                       Smith, McCullough & Ferguson, P.C.
                         1610 Wynkoop Street, Suite 300
                             Denver, Colorado 80202
                                 (303) 892-6000

     Approximate date of proposed sale to the public: As soon as practicable following the date on which the Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

     *Pursuant to Rule 429 adopted under the Securities Act of 1933, this Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-98578.



                                                   CALCULATION OF REGISTRATION FEE

                                                                 Proposed            Proposed
                                                                  Maximum             Maximum          Amount of
Title of Each Class of                     Amount to be       Offering Price         Aggregate       Registration
Securities To Be Registered(1)              Registered         Per Share(2)       Offering Price         Fee(2)
------------------------------              ------------      --------------     ----------------    ------------

Common Stock, $0.001 par value..........    32,500 Shares        $2.3125            $75,156.25           $100

             Total .....................                                                                 $100


          (1) Does not include the Units, shares of Common Stock and Warrants previously registered pursuant to Registration Statement No. 33-98578.

          (2) In accordance with Rule 457(c) under the Securities Act of 1933, as amended, the registration fee is the minimum fee based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq Small-Cap Market on October 15, 1996.

     The Registrant hereby deregisters 71,929 Units and 71,929 shares of Common Stock which were registered pursuant to Registration Statement No. 33-98578, for issuance based upon an estimated amount of dividends which could be converted into Units upon conversion of outstanding Series A and Series B 12% Convertible Preferred Stock. After the conversion of all outstanding Series A and Series B 12% Convertible Stock, together with the actual accrued and unpaid dividends thereon, which were converted into Units at the close of the Company's public offering on April 26, 1996, there remained 71,929 Units and 71,929 shares of Common Stock which had been registered but were not necessary to be issued upon such conversion.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                LASER STORM, INC.
                              Cross Reference Sheet

                                     PART I
                     INFORMATION REQUIRED IN THE PROSPECTUS

Item
Number         Form SB-2 Item Number                              Caption or Location in Prospectus
------         ---------------------                              ---------------------------------

1.             Front of Registration Statement and Outside        Front of Registration Statement and Outside
                Front Cover of Prospectus                          Front Cover Page of Prospectus
2.             Inside Front and Outside Back Cover Pages          Inside Front and Outside Back Cover Pages of
                of Prospectus                                      Prospectus
3.             Summary Information and Risk Factors               Prospectus Summary and Risk Factors
4.             Use of Proceeds                                    Use of Proceeds
5.             Determination of Offering Price                    Risk Factors
6.             Dilution                                           Not Applicable
7.             Selling Security Holders                           Selling Security Holders
8.             Plan of Distribution                               Plan of Distribution
9.             Legal Proceedings                                  Litigation
10.            Directors, Executive Officers, Promoters and       Management
                Control Persons
11.            Security Ownership of Certain Beneficial           Principal Shareholders
                Owners and Management
12.            Description of Securities                          Description of Securities
13.            Interests of Named Experts and Counsel             Not Applicable
14.            Disclosure of Commission Position on               Not Applicable
                Indemnification for Securities Act Liabilities
15.            Organization Within Last Five Years                Not Applicable
16.            Description of Business                            Business
17.            Management's Discussion and Analysis or            Management's Discussion and Analysis or Plan
                Plan of Operation                                  of Operations
18.            Description of Property                            Business
19.            Certain Relationships and Related                  Certain Transactions
                Transactions
20.            Market for Common Equity and Related               Outside Front Cover Page of Prospectus, Risk
                Stockholder Matters                                Factors, Dividend Policy
21.            Executive Compensation                             Management
22.            Financial Statements                               Financial Statements
23.            Changes In and Disagreements With                  Not Applicable
                Accountants on Accounting and Financial
                Disclosure


PROSPECTUS









                        2,382,571 Shares of Common Stock
                                       and
                                  629,961 Units
                Consisting of 629,961 Shares of Common Stock and
                                629,961 Warrants
                        --------------------------------

     This Prospectus relates to (i) the issuance of 1,495,000 shares of the Company's Common Stock upon the exercise of redeemable Common Stock Purchase Warrants (the "Warrants") issued in the public offering of Laser Storm, Inc. ("Company") in April 1996, (ii) the resale by the holders (the "Selling Security Holders") named herein, for their own accounts, of up to 629,961 Units of the Company, each Unit consisting of one share of Common Stock and one Warrant, and
(iii) up to an additional 887,571 shares of Common Stock (hereinafter sometimes collectively referred to as the "Securities"). Of the additional 887,571 shares of Common Stock, 225,000 shares of Common Stock are issuable upon exercise of options held by two persons, 630,071 shares of Common Stock are issuable upon exercise of the Warrants contained in the Units, and 32,500 shares of Common Stock are currently outstanding. The Securities are not being underwritten in this offering, and the Company will not receive any proceeds from their sale, although the Company will receive up to approximately $737,500 upon exercise of the options and up to $10,624,805 upon exercise of the Warrants, of which there is no assurance. However, the holders of the options and Warrants will have to exercise them in order to sell the underlying shares of Common Stock.

     Brokers and dealers who propose to effect transactions in the Securities should assure themselves of the existence of appropriate exemptions from the securities registration requirements of the blue sky or securities laws of the applicable jurisdictions or effectuate such registrations in connection with any offers or sales of the Securities.

     AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE DISCUSSION UNDER "RISK FACTORS" COMMENCING ON PAGE 7 OF THIS PROSPECTUS.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this Prospectus is               , 1996.
                                             --------------

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by the more detailed information and financial statements and related notes appearing elsewhere in this Prospectus.

                                   The Company

     Laser Storm, Inc. (the "Company") designs and manufactures interactive laser tag game systems which the Company markets under the trademark Laser Storm(R). The Company currently markets Laser Storm(R) game systems which are computer controlled, are capable of being varied to fit individual operator needs and customer demands and are designed to incorporate a themed adventure within an interactive environment emphasizing team play.

     Each game system is comprised of blasters, controllers, adjustable vests, headsets and targets, and may include themed arenas with special effects such as moveable colored barriers, fog, sound, specialty lighting effects, software developed by the Company and other elements. The Company's game equipment is designed to be lightweight and easy for all ages to use. The Company currently markets four different, themed game systems: Galaxy 2000(TM), Galactic Marauders(TM), Circuit Commandos(TM), and STARGATE. The Company recently has obtained a license to utilize cartoon characters owned by Marvel Characters, Inc. as part of a themed game system which the Company plans to introduce and begin to market in November 1996. See "Business--Products." In November 1995, at the International Association of Amusement Parks and Attractions (IAAPA) annual convention in New Orleans, Louisiana, the Company was awarded a First Place Best New Product award, in the category of Family Entertainment Center Ride/Attraction for the Company's STARGATE themed game system. Games typically are played in arenas ranging in size from 1,000 square feet to 4,000 square feet. Additional space is required for support, retail sales and administration. Operators of Laser Storm(R) game systems generally charge admissions ranging from $3.00 to $7.00, and game durations can be programmed to vary from one minute to 40 minutes, but typically last 10 minutes.

     The Company has been developing and producing state-of-the-art themed laser tag game systems and, since its inception in March 1990 through August 1996, the Company has sold and shipped a total of approximately 180 Laser Storm(R) game systems of which 156 were sold in 42 states in the United States and of which 24 were sold for use outside of the United States. Although since its inception the Company has been engaged principally in developing, marketing and selling Laser Storm(R) game systems to independent operators, the Company also owns and operates two Laser Storm(R) game facilities and has entered into revenue sharing arrangements that are still in effect for seven Laser Storm(R) game facilities. The Company intends to increase the number of facilities in which it will have an ownership interest, or in which it will participate under a revenue sharing arrangement. The Company anticipates that the average cost of a Company-owned Laser Storm(R) facility may vary from approximately $100,000 to $500,000 based primarily on the location and size of the facility. The actual number of new Laser Storm(R) game facilities that the Company will be able to acquire and open also will depend on the percentage interest the Company will have in each facility.

     No assurance can be given that the Company will be successful in its plans to acquire, open and operate additional Laser Storm(R) game facilities. See "Risk Factors."

     Because of substantially greater than expected expenditures incurred by the Company in connection with the development of an earlier version of a laser tag game system, the Company elected in November 1992 to file for reorganization under Chapter 11 of the United States Bankruptcy Code. In November 1993, the Company's Plan of Reorganization was confirmed, and, in November 1994, the court ordered the proceedings to be closed. The Company was incorporated under the laws of the state of Colorado in March 1990 under the name "The Crimson Corporation--a Holding Company" and, in November 1994, changed its name to "Laser Storm, Inc."

     In April 1996, the Company completed an initial public offering of 1,495,000 Units from which the Company realized net proceeds of approximately $4,200,000. Each Unit contained one share of Common Stock and one Warrant to purchase one share of Common Stock initially at $5.00 per share. See
"Management's Discussion and Analysis or Plan of Operations." The Units were initially, but are no longer, quoted on the Nasdaq Small-Cap Market. The Common Stock and Warrants are currently quoted separately. The Company's executive offices are located at 7808 Cherry Creek South Drive, Unit 301, Denver, Colorado 80231 and its telephone number is (303) 751-8545.

                                  This Offering


Securities Offered by the Company....................         1,495,000 shares of Common Stock issuable upon
                                                              exercise of Warrants.

Securities Offered for
 the Accounts of Selling Security Holders............         887,571  shares  of  Common  Stock  and 629,961
                                                              Units  consisting  of  629,961 shares of Common
                                                              Stock and Warrants.

Use of proceeds......................................         The Company will not receive any proceeds  from
                                                              the sale of the Securities.  Any proceeds which
                                                              the Company may  receive  upon  exercise of the
                                                              Warrants  or options  will be used for  general
                                                              corporate purposes.

Risk Factors ........................................         An investment in  the Units  and  Common  Stock
                                                              involves  a high  degree of risk and  should be
                                                              considered  only by persons  who can afford the
                                                              loss of their  entire  investment.  Prospective
                                                              investors  should  review  carefully the entire
                                                              Prospectus  and should  consider,  among  other
                                                              things,   the   matters   described   in  "Risk
                                                              Factors."

NASDAQ trading symbols ..............................         Common Stock:  LAZR
                                                              Warrants:  LAZRW
                                                              The  Units are  no longer  quoted on the Nasdaq
                                                              Small-Cap Market.
-------------------

            Summary Financial Information
    (Dollars in thousands, except per share data)

     The following summary financial data for the periods set forth below have been derived from the Company's financial statements included elsewhere in this Prospectus. The summary financial data should be read in conjunction with Management's Discussion and Analysis of Financial Condition or Plan of Operations and the Financial Statements and the related Notes thereto included elsewhere in this Prospectus. The data for the six months ended June 30, 1995 and 1996 and as of June 30, 1996, is derived from unaudited financial statements. In the opinion of management, all adjustments (consisting of only normal recurring adjustments) necessary for the fair presentation of financial position, results of operations and cash flows for the unaudited periods have been made.

                                                                                Fiscal Year Ended              Six Months Ended
                                                                                   December 31,                     June 30,
                                                                              ----------------------          --------------------
                                                                               1994            1995            1995           1996
                                                                              ------          ------          ------         -----
Statement of Operations Data:
Revenue .............................................................        $ 2,787         $ 5,478         $ 2,169        $ 2,879
Costs and expenses ..................................................          3,004           5,255           2,120          3,028
Net income (loss)(1) ................................................           (217)            223              47            (72)
Net income (loss) applicable to common shareholders .................           (217)            205              47           (118)
Earnings per share applicable to common sharehold rs ................            N/A             .10             .02           (.05)
Net cash provided by (used in) operating activities .................            300            (104)            223         (1,812)


                                                                           December 31,
                                                                               1995       June 30, 1996
                                                                           ------------   -------------
Balance Sheet Data:
Total assets..........................................................       $ 2,023         $ 6,804
Total liabilities.....................................................         1,610             850
Shareholders' equity..................................................           413           5,954

-----------------------

(1) Operating income for the year ended December 31, 1995, has been reduced by approximately $270,000 that the Company accrued for a judgment and for contingent settlements of two other lawsuits. See Financial Statements.

                                  RISK FACTORS

     An investment in the Securities is speculative in nature and involves a high degree of risk. In analyzing the offering, prospective investors should carefully consider the following risk factors, among others, which relate to this offering.

     Limited Operating History, Erratic Profit History, Financial Status and Operating Deficits. The Company commenced operations in March 1990. The Company had a net loss of approximately $217,000 in 1994 and earned net income of $223,000 in 1995. For the six months ended June 30, 1996, the Company's net loss was $72,000 compared with net income of $47,000 for the six months ended June 30, 1995. There are no assurances that the Company's activities will be successful or result in profits to the Company in the future. While management will endeavor to operate the Company in accordance with the objectives set forth in this Prospectus, no assurance can be given that such objectives will in fact be met or that sufficient capital will be available to accomplish such objectives. There is no assurance that additional capital will be available when needed in the future. See "Management's Discussion and Analysis or Plan of Operations."

     Seasonality. The Company has historically experienced and might continue to experience seasonal fluctuations in its sales of Laser Storm(R) game systems, with the most system sales typically occurring in the third calendar quarter and the least number of system sales typically occurring in the first calendar quarter. Management believes that the increased sales during the third calendar quarter are primarily attributable to customers' desires to upgrade their indoor entertainment facilities prior to the Thanksgiving and Christmas holiday season. As a result of cyclical sales, the Company's operating results could fluctuate widely from quarter to quarter and investors should put more emphasis on the Company's results for a fiscal year rather than on the Company's quarterly results. The Company's quarterly results of operations may also fluctuate significantly as a result of a variety of factors including the timing of new facility openings, revenue contributed by new facilities and increased operational and management costs relating to such new facilities. No assurance can be given that the Company will achieve consistent results on a quarterly or annual basis.

     Dependence Upon Management. The Company is greatly dependent on Robert J. Cooney, the Company's Chief Executive Officer, and William R. Bauerle, the Company's President, for strategic planning and its day-to-day operations. The loss of the services of either Mr. Cooney or Mr. Bauerle would likely have a significant adverse effect on the Company's business. The Company has obtained key man life insurance in the amounts of $2,000,000 each on the lives of Messrs. Cooney and Bauerle.

     Limited Experience in Owning and Operating Laser Storm(R) Game Facilities. The Company allocated approximately $2,800,000 of the net proceeds from its April 1996 public offering to pay the costs of acquiring existing and opening new Laser Storm(R) game facilities in which the Company will have an interest either as the owner and operator or as a participant under a revenue sharing arrangement. In July 1996 the Company acquired an existing Laser Storm(R) game facility from a nonaffiliated person for a total of $30,000 cash and 32,500 shares of the Company's Common Stock and in July 1996 the Company opened another Laser Storm(R) game facility. To date, the Company has had limited experience in owning and operating any such facilities. The Company's ownership and operation of Laser Storm(R) game facilities, as is contemplated, will require significant additional time by management of the Company and will require the Company to hire additional staff. No assurances can be given that the Company will be able to operate Laser Storm(R) game facilities at a profit.

     Control by Principal Shareholders. The officers and directors of the Company own approximately 26% of the outstanding shares of Common Stock. Accordingly, they are likely to continue to exercise substantial influence or control over the Company's affairs, business and election of members of the Company's board of directors. See "Principal Shareholders" and "Description of Securities."

     Competition. Currently, the Company faces substantial competition, primarily from two other persons, for sales of systems and equipment, locations for game centers and customers. Management of the Company believes that the laser game industry is in its infancy and the Company expects additional competitors to enter the industry in the next several years. The Company expects to continue to enhance its Laser Storm(R) game systems and also intends to develop Laser Storm(R) game facilities in which the Company will have an interest, but no assurances can be given that the game enhancements or facilities will be or remain competitive with present or future products of others or facilities operated by others. See "Use of Proceeds."

     Uninsured Risks. Although the Company carries general liability insurance which it deems adequate for current operations, the Company's insurance may not fully cover certain risks and the occurrence of a significant event not fully insured could have a material adverse affect on the Company's financial position.

     Possibility that the Company is Subject to Laws Governing Sales of Franchises or Business Opportunities. Various state and federal laws define and govern the sale of "franchises" and "business opportunities." These laws require, among other things, that sellers of franchises and business opportunities register the offering of such sales with governmental authorities and provide prescribed disclosure documents to potential purchasers. Management believes that the Company's activities are not subject to such laws. If the Company's activities are deemed to involve the sale of "franchises" or "business opportunities," franchise laws permit customers who have been sold franchises in violation of such laws recourse against the franchisor, including rescission of the purchase agreements with the Company. In addition, the Company would be subject to potential government actions against the Company for violation of franchise or business opportunities laws which could result in fines, penalties, injunctions, or a combination of these, being levied against the Company. To date, the Company has received no complaints from its customers and, except as described below, no regulatory authority has notified the Company that such authority believes sales of Laser Storm(R) systems are sales of franchises or business opportunities. If a determination were made that franchise or business opportunity laws and regulations are applicable to the Company and customers or governmental regulators were successful in prosecuting actions against the Company, there could be a material adverse effect on the Company selling its Laser Storm(R) game systems in a particular market or in general and, depending upon the remedies imposed against the Company, there could be a material adverse effect on the Company's business, operating results and financial condition.

     Representatives   of  the  Department  of  Corporations  of  the  State  of
California ("Department") have advised the Company that the Department is reviewing the issue as to whether or not the prior sales by the Company of Laser Storm(R) game systems in California may have involved the sale of "franchises" under the California Franchise Investment Law ("Act"). Until the matter can be resolved with the Department or through administrative or legal proceedings, the Company will prohibit future purchasers of Laser Storm(R) game systems in California from using the Company's trademark in connection with the Company's game systems. Although the Company can provide no assurances in this regard, the Company does not believe that prohibiting future purchasers from using the Company's trademarks in California will limit future sales by the Company of the Company's game systems in California.

     To date, the Department has not indicated to the Company what, if any, action the Department will take against the Company if the Department determines the Company's prior sales in California involved the sale of "franchises" under the Act. Such actions may include instituting proceedings to enjoin the Company from violating the Act or to force the Company to comply with the Act, to seek restitution or disgorgement or damages on behalf of any persons that the Department may deem to have been injured by the Company's sales or to seek penalties, including a penalty of up to $2,500 for each violation of the Act. If persons who purchased the Company's Laser Storm(R) game systems in California believe that the sale to them by the Company violated the Act, such persons may be able to sue the Company for damages caused thereby or for rescission, if they believe the violation was willful. In such event, the Company may have the right to offset any such claim by the amount of any income realized by such persons from their operation of the game systems. At this time, the Company has not been threatened with any suit for violation of the Act by any person who purchased the Company's Laser Storm(R) game systems. There are no assurances that the Company will not be threatened with such suits in the future. If a claim for damages or rescission were brought against the Company or if the Company deemed it otherwise appropriate to offer rescission to previous purchasers of the Company's Laser Storm(R) game systems in California, the Company may use a portion of the cash at that time available to the Company to consummate such purchases. Upon making any such purchase, the Company would either continue to operate the Laser Storm(R) game facility or utilize the equipment to open a new Laser Storm(R) game facility. See "Use of Proceeds."
                                        7

     No assurance can be given that other jurisdictions will not review the Company's activities to determine whether or not they deem such activities to involve the sale of "franchises" or "business opportunities." Any such review could cause the Company to change the Company's sales practices.

     Lack of License Agreements in Early Sales. In connection with the sales of approximately 14 Laser Storm(R) game systems sold by the Company in the past, the Company did not enter into license agreements with the purchasers of the systems permitting the use of the Laser Storm(R) name. It is possible that such purchasers could move their Laser Storm(R) game systems into areas where other purchasers of Laser Storm(R) game systems are operating their systems under written license agreements with the Company. In such event, a dispute could arise as to whether or not the Company granted a purchaser who executed a license agreement an exclusive right to use the Laser Storm(R) game system and name in the area. In order to remedy this possible problem, the Company is attempting to have each non-licensed purchaser of Laser Storm(R) game systems execute an appropriate license agreement in connection with purchases by such persons of additional equipment from the Company and in connection with extensions of warranty agreements between such persons and the Company. There are no assurances that the Company will be successful in its efforts to have all non-licensed purchasers execute such agreements.

     Intellectual Property. The Company attempts to protect its trademarks, trade secrets, proprietary software and other intellectual property by the use of the trademark and copyright laws, through license agreements with customers and by use of confidentiality agreements with certain suppliers, employees and consultants. There can be no assurance that these measures will be successful in protecting the Company's trade secrets, proprietary software and know how, or that the trademarks will afford the Company with any competitive advantages. The Company has registered Laser Storm(R) as a trademark in the United States and has applied to register the trademark in Japan and South Korea. The Company intends to apply to register the trademark in other countries. The Company does not currently hold any patents but may apply for patents in the future where applicable.

     Public Market; Units Not Quoted. The Company's Common Stock and Warrants have been listed for quotation on the Nasdaq Small-Cap Market under the symbols LAZR and LAZRW, respectively, since April 1996. The Units were formerly quoted under the symbol LAZRU but are no longer quoted. Accordingly, purchasers of Units offered hereby will have to trade separately the Common Stock and Warrants which comprised the Units. No assurance can be given that a public market for any of the Company's securities will be sustained.

         Maintenance Criteria for Nasdaq Securities. The National Association of Securities Dealers, Inc. (the "NASD"), which administers the Nasdaq Small-Cap Market, has established criteria for continued eligibility on the Nasdaq Small-Cap Market. In order to continue to be included on the Nasdaq Small-Cap Market, the Company must maintain $2 million in total assets, a $200,000 market value of its public float and $1 million in total capital and surplus. In addition, continued inclusion requires two market-makers, at least 300 holders of the Common Stock and a minimum bid price of the Common Stock of $1 per share; provided, however, that if the Company's Common Stock falls below such minimum bid price, it will remain eligible for continued inclusion on the Nasdaq Small-Cap Market if the market value of the public float is at least $1 million and the Company has $2 million in capital and surplus. The Company's failure to meet these maintenance criteria in the future may result in the discontinuance of the inclusion of its securities on the Nasdaq Small-Cap Market. In such event, trading, if any, in the securities may then continue to be conducted in the non-Nasdaq over-the-counter market in what are commonly referred to as the electronic bulletin board and the "pink sheets." As a result, an investor may find it more difficult to dispose of or to obtain accurate quotations as to the market value of the securities. In addition, the Company would be subject to a rule promulgated by the Securities and Exchange Commission (the "Commission") that, if the Company fails to meet criteria set forth in such rule, imposes various sales practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transactions prior to sale. Consequently, the rule may have an adverse effect on the ability of broker-dealers to sell the Company's securities, which may affect the ability of purchasers to sell the Company's securities in the secondary market.

     Disclosure Related to Penny Stocks. The Commission has adopted rules that define a "penny stock." In the event that any of the Company's securities are characterized in the future as a penny stock, broker-dealers dealing in the securities will be subject to the disclosure rules for transactions involving penny stocks which require broker-dealers among other things to (i) determine the suitability of purchasers of the securities, and obtain the written consent of purchasers to purchase such securities and (ii) disclose the best (inside) bid and offer prices for such securities and the price at which the broker-dealers last purchased or sold the securities. The additional burdens imposed upon broker-dealers may discourage them from effecting transactions in penny stocks, which could reduce the liquidity of the securities offered hereby.

     Shares Eligible for Future Sale. Certain factors, such as sales of Common Stock into the market by existing shareholders and market conditions generally, could cause the market prices of the Common Stock and Warrants to fluctuate substantially and could have a material adverse effect on the market prices of the Common Stock and Warrants. The Company's principal shareholders, directors and officers and a consultant have agreed not to sell any Common Stock until October 23, 1997 without the prior written consent of Laidlaw Equities, Inc. ("Laidlaw"), the representative of the underwriters of the Company's initial public offering which was completed in April 1996. Subject to certain limitations, additional shares of Common Stock could be sold in the public market upon the exercise of outstanding Warrants and options.

     Possible Issuance of Additional Shares of Common Stock Without Shareholder Approval. The Company has an aggregate of approximately 3,821,211 shares of Common Stock outstanding and 2,550,000 shares of Common Stock reserved for issuance upon exercise or conversion of outstanding options and warrants leaving 13,628,789 shares of Common Stock authorized but unissued and not reserved for specific purposes. The issuance of additional shares could result in the dilution of the voting power of the Common Stock. Under Colorado law, all of any such additional shares may be issued without any action or approval by the Company's shareholders. Any shares of Common Stock issued in the future would further dilute the percentage ownership of the Company held by the current shareholders. See "Description of Securities."

     Unissued Preferred Stock. The Company's Restated Articles of Incorporation, as amended, authorize issuance of 2,000,000 shares of preferred stock. See "Description of Securities." Previously, the Company issued an aggregate of 340,000 shares of preferred stock in two series, both of which were converted into Units in April 1996. Such Units are included in the Securities offered hereby. The unissued shares of preferred stock may be issued from time to time in one or more series as may be determined by the Board of Directors without shareholder approval. Further, the voting powers and preferences, the relative rights of each such series, and the qualifications, limitations and restrictions of the unissued shares of preferred stock may be established by the Board of Directors without shareholder approval. Any further issuance of preferred stock could adversely affect the rights of the holders of Common Stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. The issuance of preferred stock could be used to discourage or prevent efforts to acquire control of the Company through acquisition of shares of Common Stock.

     Although the Company has no present intention to issue any additional shares of its preferred stock, no assurance can be given that the Company will not do so in the future.

     The Company has paid no dividends on its Common Stock and does not anticipate paying such dividends in the foreseeable future. The Company expects that all of its income in the foreseeable future will be retained for the development and expansion of its business. See "Dividend Policy."

     Market Overhang From Warrants and Options. In addition to the Warrants included in the Units offered hereby, the Company has outstanding Warrants and options to purchase 2,550,000 shares of Common Stock, including 1,495,000 Warrants contained in the Units sold in the April 1996 public offering, 775,000 shares of Common Stock issuable upon exercise of certain incentive and other options granted to employees, non-employee directors, a consultant and a previous manufacturer for the Company and 130,000 shares of Common Stock and Warrants to purchase 130,000 shares of Common Stock underlying the Unit Purchase Option granted to Laidlaw in connection with the initial public offering. During the terms of the Warrants and options, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock and/or Warrants. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of the outstanding Warrants and options can be expected to exercise them, to the extent they are able to, at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Warrants and options. Furthermore, sales of shares of Common Stock held by or issuable to the Warrant and option holders, or merely the potential of such sales, could have an adverse effect on the market price of the Company's Common Stock.

     Risk of Redemption of Warrants. Commencing 30 days after the Company publicly reports its audited financial results for the year ending December 31, 1996, and unaudited financial results for the quarter ending March 31, 1997, the Warrants may be redeemed by the Company at a redemption price of $0.05 per Warrant upon 30 days' written notice any time after the closing price (as defined herein) of the Common Stock exceeds $7.00 per Unit for 30 consecutive trading days (or 175% of the adjusted exercise price of the Warrants if the exercise price of the Warrants is reduced because the Company does not achieve audited net after tax earnings of at least $0.40 per share of Common Stock for the four fiscal quarters ending March 31, 1997). Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities--Warrants."

     Effective Federal and State Registrations Required to Exercise Warrants; Possible Redemption of Warrants. Purchasers of Securities offered hereby will be able to exercise the Warrants only if a registration statement covering the Common Stock underlying the Warrants is then in effect under the Securities Act of 1933, as amended (the "Securities Act"), and only if such Common Stock is qualified for sale or exempt from qualification under applicable securities laws of the states in which the holders of the Warrants reside. Although the Company will use its best efforts (i) to maintain the effectiveness of a registration statement covering the Common Stock underlying the Warrants pursuant to the Securities Act and (ii) to maintain the registration of such Common Stock under the securities laws of the states in which the Company initially qualified the Units for sale in the public offering, there can be no assurance that the Company will be able to do so. The Company will not be able to issue shares of Common Stock to those persons desiring to exercise the Warrants if a registration statement is not effective under the Securities Act or if the Common Stock underlying the Warrants is not qualified or exempt from qualification in the state where the holders of the Warrants reside. In such a case, the holders of the Warrants could lose the benefit of owning the Warrants unless they are able to resell the Warrants. See "Description of Securities--Warrants."

     Limitations on Director Liability. The Company's Restated Articles of Incorporation with Amendments, as amended, ("Restated Articles of Incorporation") provide, as permitted by Colorado law, that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of the Company against a director. In addition, the Company's Restated Articles of Incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Colorado law. See "Description of Securities."

                                 USE OF PROCEEDS

     The Company will receive no proceeds from the sale of the Securities offered hereby. The Company has allocated the net proceeds, if any, from exercise of the Warrants and options for general corporate purposes. Pending use of the proceeds, the Company may invest the funds in short-term money market, government and federal agency obligations, bank certificates of deposit and savings deposits. It is uncertain when, if at all, the Company will receive proceeds from exercise of the Warrants or options. See "Selling Security Holders," "Description of Securities" and "Plan of Distribution."

               MARKET PRICES OF COMMON EQUITY, DIVIDEND POLICY AND
                           RELATED STOCKHOLDER MATTERS

     Market Information. The Company's Common Stock has been quoted on Nasdaq Small-Cap Market under the symbol LAZR, only since April 23, 1996. For the period from April 23, 1996 to June 30, 1996, the high and low bid prices of the Common Stock were $4.25 and $2.91, respectively. For the period from July 1, 1996, to September 30, 1996, the high and low bid prices of the Common Stock were $3.50 and $2.13, respectively.

     Dividend Policy. To date, the Company has neither declared nor paid any dividends on its Common Stock, nor does the Company anticipate that dividends will be paid on its Common Stock in the foreseeable future. The Company's board of directors presently intends to cause the Company to follow a policy of retaining earnings, if any, for the purpose of expanding the business of the Company. Any future determination to pay dividends on the Common Stock will depend on the Company's results of operations, financial condition and capital requirements. No assurance can be given that any holder of Common Stock will receive any cash, stock or other dividends in respect of the holder's shares of Common Stock.

     Stockholders. As of October 15, 1996, the Company had 36 holders of record of the Company's Common Stock.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATIONS

Results of Operations

     Overview

     The Company's primary source of revenue has been from the sale of Laser Storm(R) game systems, including arenas. The Company's systems consist of an "electronics platform" comprised of various components, including blasters, controllers, headsets, targets, infrared data links and a computer with operating software. The arenas consist of themed, moveable barriers, props and, in most cases, lighting and sound packages. The Company contracts third-party manufacturers to assemble the system electronics and incurs labor costs mainly upon final configuration of the systems and system software. With the exception of turn key arenas, which are provided by a third-party manufacturer, the arena components are final assembled by the Company.

     The Company has a warranty program under a renewable annual contract whereby customers pay a monthly usage fee. Historically, the Company's total revenue under this program has not been significant (i.e., less than 5% of total revenue). The Company has incurred a marginal financial loss from this program, but believes it is beneficial for continuing customer satisfaction. Management has recently implemented a program of increasing fees charged for warranty work and believes that the program will result in less of a loss or break-even for the year ending December 31, 1996. The Company also provides its customers with a 90-day material defects warranty on all system components.

     Through June 30, 1996, the Company derived less than 2% of total revenues from the operation of Company-owned Laser Storm(R) game facilities and Laser Storm(R) game facilities for which the Company has a revenue participation arrangement. The Company intends to expand the number of both of these types of facilities, and, therefore, proportionately increase both the percentages of revenues derived from Laser Storm(R) game facility operations, as well as the associated costs to manage and operate the facilities.

Six Months Ended June 30, 1996 compared to Six Months Ended June 30, 1995

     Net revenues for the six months ended June 30, 1996 increased 33% to $2,879,389, as compared to $2,169,436 for the six months ended June 30, 1995. The increase was lower than that achieved during the second quarter as a result of the cyclical nature of the business whereby the first quarter is historically the lowest sales quarter of the year. Additionally, the Company's senior management was focused on completing the public offering which was completed on April 23, 1996 and opening Company-owned and Company-operated facilities. A specific breakdown of revenues is as follows:

                                       Six Months Ended June 30,
                                       -------------------------
                                           1996         1995
                                           ----         ----

                System Sales ........   $1,491,039   $1,359,762
                Upgrade Sales .......      106,944          _ _
                Arena Sales .........      660,295      352,476
                Warranty Sales ......      178,242      101,939
                Accessories Sales ...      442,869      355,259
                                        ----------   ----------
                     Net Revenues ...   $2,879,389   $2,169,436
                                        ==========   ==========

     Gross profit for the six months ended June 30, 1996, increased by 52% to $1,745,840 as compared to gross profit of $1,145,477 for the six months ended June 30, 1995. Gross profit as a percent of net revenues increased from 53% to 61% for the six months ended June 30, 1995, and 1996, respectively. The increase in the gross profit percentage is the result of the sales price increases on systems and arenas and lower direct material and labor costs. The lower direct material costs is the result of efficiencies realized from increased volumes and improved purchasing management. The Company has expanded its vendor base and improved its vendor selection processes in order to ensure that the Company receives the most competitive prices on its materials. The lower direct labor costs are the result of efficiencies being realized from increased volumes as well as improvements in the assembly processes.

     Selling, general and administrative expenses ("SGA expenses") increased $716,611 or 74% to $1,687,353 for the six months ended June 30, 1996, compared to $970,742 for the six months ended June 30, 1995. "SGA expenses" as a percent of net revenues increased from 45% to 59% for the six month periods ended June 30, 1995 and 1996, respectively. The increases are primarily the result of additions to administrative and sales staffs to accelerate the opening of Company-owned and Company operated facilities and as a result of the Company becoming a publicly-held company. During the six months ended June 30, 1996, the Company increased its sales and marketing efforts associated with opening Company-owned and Company operated facilities by approximately $300,000. The Company believes that it is now positioned to meet its objectives of opening future Company- owned and Company operated facilities. As of June 30, 1996 there were no associated revenues generated from these recent efforts. Additionally, the Company incurred approximately $250,000 in expenditures related to becoming a public company and moving into a new facility which meets its capacity requirements for the foreseeable future.

     Product development expenses increased 22% to $101,433 for the six months ended June 30, 1996 compared to $83,161 for the six months ended June 30, 1995. The Company is planning to continue to increase its investment in the design and development of interactive laser tag game systems.

     The Company generated interest income of $33,014 for the six months ended June 30, 1996 compared to interest expense of $1,166 for the six months ended June 30, 1995. Pending using the proceeds for the capital requirements associated with opening new Company-owned and Company operated facilities, the proceeds from the public offering in April 1996 are being invested in short term, interest bearing investment grade securities.

     The Company incurred a $148,259 operating loss during the six months ended June 30, 1996 compared to operating income of $48,211 for the six months ended June 30, 1995. The operating loss for the six months ended June 30, 1996 is the result of additional "SGA expenses" incurred in establishing Company-owned and Company operated facilities and the cost of the Company being a publicly-held company.

     The Company realized an income tax benefit of $43,000 during the six months ended June 30, 1996. The results for 1995 reflect no tax provision as a result of the full utilization of net operating loss carryovers from prior years.

1995 compared to 1994

     Net revenues are sales, net of discounts, for Laser Storm(R) game systems and are recognized upon shipment of an order to a customer. The Company recognizes warranty revenues in the month during which they are earned. Net revenues for the year ended December 31, 1995, increased by 97% to $5,477,540, as compared to $2,786,850 for the year ended December 31, 1994. The increase was primarily due to more system sales to new customers resulting from increased marketing and was enhanced by expanded capacity of third-party manufacturers to produce systems. Also, as more customers have purchased arenas and computers with the purchase of their Laser Storm(R) game systems, the average sales price has risen to $80,000 per system for the year ended December 31, 1995, from $52,000 per system for the year ended December 31, 1994. Arena sales as a percentage of total sales has risen from 18% in 1994 to 24% in 1995. Management believes that arena sales, as a percentage of total sales, will increase in future years but that the increase will be incrementally less than the increase experienced in 1995. A specific breakdown of sales is as follows:

                                                 December 31,
                                           -----------------------
                                              1994         1995
                                           -----------  ----------
                System Sales ...........   $2,150,023   $3,771,439
                Arena Sales ............      507,054    1,335,819
                Warranty Sales .........      102,108      285,983
                Miscellaneous Sales ....       27,665       84,299
                                           ----------   ----------
                         Net Revenues ...  $2,786,850   $5,477,540
                                           ==========   ==========

     System sales are cyclical during the calendar (and fiscal) year, with most system sales typically occurring in the third calendar quarter, and the least number of system sales typically occurring in the first calendar quarter. Management believes that the increased sales during the third quarter are primarily attributable to desires of customers to upgrade their indoor entertainment facilities prior to the Thanksgiving and Christmas holiday seasons. Third quarter 1995 sales were $1,738,169, representing 31.7% of net revenues for the year ended December 31, 1995. This compares to third quarter 1994 sales of $1,033,617, representing 37.1% of net revenues for the year ended December 31, 1994.

     Gross profit equals net revenues less cost of goods sold, which consists primarily of material and direct labor costs. Gross profit for the year ended December 31, 1995, increased 121% to $3,124,934, as compared to gross profit of $1,411,482 for the year ended December 31, 1994. Gross profit as a percentage of net revenues increased slightly during the year ended December 31, 1995, to 57%, compared to 51% for the year ended December 31, 1994.

     The increase in the gross profit percentage in 1995 reflects a decrease in direct materials cost which is somewhat offset by an increase in direct labor costs. The increase in direct labor costs has two components. First, systems labor costs increased in 1995 because the manufacturer used by the Company in 1994 provided a turn-key system that required little additional set-up and configuration by the Company; whereas, in 1995, the Company used multiple manufacturers to assemble the system electronics, resulting in the Company incurring additional labor costs to set up the systems. Second, arena sales have increased as a percentage of total sales and the Company incurs higher labor costs associated with arenas than with systems. Therefore, direct labor costs as a percentage of net revenues tend to be higher.

     As indicated, the increase in direct labor costs has been offset by a decrease in material costs, particularly system material costs. The decrease in system material costs is also directly attributable to the aforementioned change in the third-party manufacturer. With the change from a single turn-key manufacturer used in 1994 to multiple subcontracted system assemblers used in 1995, the Company was able to make its own material purchases and thereby reduce material costs.

     Selling, general and administrative expenses ("SGA expenses") increased by 60% to $2,366,924 for the year ended December 31, 1995, compared to $1,482,106 for the year ended December 31, 1994. However, as a percentage of net revenues, SGA expenses fell to 43% in 1995 from 53% in 1994. A substantial portion of the percentage drop in SGA expenses came from a smaller percentage increase in the amounts expended for marketing and advertising in 1995. With the exception of small increases in general and administrative salaries and insurance costs, management has been able to maintain or reduce SGA expenses as a percentage of net revenues. The increase in salaries reflects additions to the administrative staff in anticipation of diversifying its business to include more Company operated Laser Storm(R) game facilities and becoming a publicly-held company.

     Product development costs increased by 42% to $139,979 for the year ended December 31, 1995, compared to $98,593 for the year ended December 31, 1994. However, product development remained as a relatively constant 3% of net revenues for both periods. Product development costs for systems and arena theming are expensed in the period in which they are incurred.

     In December 1995, the Company was served with two lawsuits. To avoid extensive litigation, the Company entered into settlement agreements with both parties. Also, in January 1996, a court ruled that the Company must pay a former employee approximately $90,000. Therefore, at December 31, 1995 the Company accrued a total of $270,000 in connection with the settlements and the court ruling. The Company paid a total of $242,500 to settle these matters in the second quarter of 1996.

     With slightly higher gross profit margins for the years ended December 31, 1995 and 1994, the realization of $231,848 in operating income for the year ended December 31, 1995, compared to the realization of an operating loss of $216,783 for the year ended December 31, 1994, occurred primarily as a result of the higher 1995 sales levels, lower direct materials costs and a slower growth in SGA expenses.

     Because of net operating loss carryovers from 1990 through 1992 and the operating loss incurred throughout 1994, the Company did not incur an income tax liability for the year ended December 31, 1994. The income tax liability for the year ended December 31, 1995 gives effect to the application of the net operating loss carryovers, thereby yielding an effective income tax rate (federal and state) of 4%.

     As of December 31, 1995, the Company has a net current deferred tax asset of $111,000, which is principally the result of contingent settlements being deducted for financial statement purposes, but which cannot be deducted for tax reporting purposes. The Company also has a long term deferred tax liability of $60,000, plus a current income tax liability of $60,000. Accordingly, the Company believes that the deferred tax asset of $111,000 is fully realizable in the future.

Liquidity and Capital Resources

     The Company's operations used cash flow of $1,811,980 for the six months ended June 30 1996, but provided cash flow of $222,692 for the same period ending June 30, 1995. Cash flow was used during the first six months of 1996 to fund sales made through both the new extended term financing program being offered by the Company ($620,273) and the increase in accounts receivable
($226,513). Additionally, payments were made on both accounts payable ($464,799), which had become aged when cash was being conserved until the Company's public offering was completed; and to settle the contingent liabilities ($242,500) the Company had incurred during 1995. The Company is pursuing an opportunity to sell the total receivables associated with the extended term financing to an independent third party leasing company.

     Capital expenditures for the six months ended June 30, 1996 were $251,760 compared to $34,609 for the six months ended June 30, 1995. The Company is funding the up-front capital requirements associated with opening Company owned facilities and facilities for which the Company has a revenue sharing arrangement. Additionally, the Company purchased new trade show equipment and made leasehold improvements in its new office and assembly space.

     Financing activities provided $5,882,145 of cash flow for the six months ended June 30, 1996 as compared to a use of cash of $13,971 for the six months ended June 30, 1995. In February 1996, the Company completed the sale of 200,000 shares of Series B Preferred Stock and received net proceeds of approximately $890,000. In April 1996, the Company completed the sale of 1,495,000 units at $4.00 per unit. Each unit sold consisted of one share of common stock and one warrant. Net proceeds from the sale were approximately $4,700,000. The Series A Preferred Stock and Series B Preferred Stock were converted by the holders into Units, consisting of one share of Common Stock and one Warrant, at $2.80 per share at the close of the Company's public offering in April 1996. The Units comprise a portion of the Securities offered hereby.

     The Company used the net proceeds from the private placements of Preferred Stock to pay license fees, to acquire and produce inventory, to participate in revenue sharing facilities, to pay for a portion of the expenses of the offering of the Units and for working capital. The proceeds from the public offering were primarily allocated toward costs of opening new Company owned Laser Storm(R) game facilities, in which the Company will have an interest, for intellectual property, licensing and product development, and for working capital for anticipated growth.

     The expansion by the Company into operating Laser Storm(R) game facilities should augment revenue growth from the sale of Laser Storm(R) game systems. Unlike cash flow from existing manufacturing operations whereby, as previously discussed, the Company generally receives a substantial cash deposit prior to shipment, the Company-owned and revenue participation Laser Storm(R) game system facilities place substantial up-front capital requirements on the Company. The Company is using a portion of the offering proceeds from the April 1996 offering to fund the up-front capital requirements associated with opening Company-owned Laser Storm(R) game facilities and Laser Storm(R) game facilities for which the Company has a revenue participation arrangement. Continuing expansion of the number of these Laser Storm(R) game facilities will be determined based on the remaining capital available from the offering and cash flows generated from ongoing operations, including from future sales of Laser Storm(R) game systems and from the operation of and participation in Laser Storm(R) game facilities. The Company will adjust the number, size and type of each of the Laser Storm(R) game facilities as management assesses facility performance and capital availability. Management of the Company believes that the capital provided by the offering is enabling the Company to make the transition from a manufacturer to both an operator of Laser Storm(R) game facilities and a manufacturer.

     Management believes that the current cash flows of the Company when combined with the proceeds from the April public offering will support the current operations of the Company as well as provide necessary working capital.

     The Company may require additional capital to finance enhancements to, and expansions of, its manufacturing capacity and future Laser Storm(R) game facilities. Management believes that the need for working capital will continue to grow at a rate generally consistent with the growth of the Company's operations. Although no assurance can be given that financing will be available on terms acceptable to the Company, the Company may seek additional funds, from time to time, through public or private debt or equity offerings, bank borrowings or leasing arrangements.

     The Company has entered into the following financial commitments in anticipation of continued growth from ongoing operations and in Company-owned and revenue participation Laser Storm(R) game facilities:

                  In 1995, the Company entered into a ten-year lease for new office and assembly space, the term of which began in March 1996. Annual commitments under the lease will be approximately $248,000, with periodic escalation beginning in 1999. This annual commitment was made to accommodate the Company's continued growth.

                  The Company has entered into employment agreements with five of the Company's executive officers which provide aggregate annual compensation of approximately $630,000 until December 1998. The agreements may be terminated by the Company without cause upon 30 days' notice. In the event of a termination without cause, the Company would be required to pay 100% of the remaining payments until expiration of the agreement with the Company's chief executive officer and the other four officers are entitled to receive their respective salaries for a three- to six-month period. The Company entered into the employment agreements with three of the executives to formalize their employment status at existing salary levels. Accordingly, the employment agreements will not result in a significant change in the Company's business. The other two agreements were added in December 1995 upon the hiring of new key employees.

     In July 1996, the Company purchased an existing Laser Storm game center located in Longmont, Colorado from unaffiliated persons. The total consideration was $160,000, which was paid at closing by paying $30,000 in cash and by paying the balance of $130,000 by issuing 32,500 shares of the Company's common stock to one of the sellers. Pursuant to the terms of the purchase agreement, the

Company is registering the 32,500 shares for resale. The seller has 90 days from the date hereof to sell the shares. If at the end of the 90 day period the seller has sold all or a portion of the shares for less than $130,000, the Company will immediately pay the seller the difference between the sales price of the shares and $130,000. Any remaining shares will be returned to the Company. If the sales price of the shares sold is more than $130,000, the Company has no further obligation to the seller and the seller is entitled to retain any unsold shares. In connection with the purchase, the Company also loaned the seller approximately $46,380 to pay seller's bank loan. The loan is evidenced by a promissory note and is secured by a first in priority interest in the shares. All proceeds from the sale of the shares shall be applied first to retiring the loan.

                                    BUSINESS

     Laser Storm, Inc. (the "Company") designs and manufactures interactive laser tag game systems which the Company markets under the trademark Laser Storm(R). The Company currently markets Laser Storm(R) game systems which are computer controlled, are capable of being varied to fit individual operator needs and customer demands and are designed to incorporate a themed adventure within an interactive environment emphasizing team play.

     Each game system is comprised of blasters, controllers, adjustable vests, headsets and targets, and may include themed arenas with special effects such as moveable colored barriers, fog, sound, specialty lighting effects, software developed by the Company and other elements. The Company's game equipment is designed to be lightweight and easy for all ages to use. The Company currently markets four different, themed game systems: Galaxy 2000(TM), Galactic
Marauders(TM), Circuit Commandos(TM), and STARGATE. The Company recently obtained a license to utilize the cartoon characters owned by Marvel Characters, Inc. as part of a themed game system which the Company plans to introduce and begin to market in November 1996. Games typically are played in arenas ranging in size from 1,000 square feet to 4,000 square feet. Additional space is required for support, retail sales and administration. Operators of Laser Storm(R) game systems generally charge admissions ranging from $3.00 to $7.00 and game durations can be programmed to vary from one minute to 40 minutes but typically last 10 minutes.

     The Company has been developing and producing state-of-the-art themed laser tag game systems and, since its inception in March 1990 through August 1996, the Company has sold a total of approximately 180 Laser Storm(R) game systems, of which 156 were sold in the United States and of which 24 were sold for use outside of the United States. Although since its inception the Company has been engaged principally in developing, marketing and selling Laser Storm(R) game systems to independent operators, the Company also owns and operates two Laser Storm(R) game facilities and has entered into revenue-sharing arrangements that are still in effect for seven Laser Storm(R) game facilities. The Company intends to increase the number of facilities in which it will have an ownership interest and approximately $2,800,000 of the net proceeds from the public offering were allocated to pay the costs of acquiring existing and opening new Laser Storm(R) game facilities which will be either owned and operated by the Company or in which the Company will participate under a revenue-sharing arrangement. The Company anticipates that the cost of a Company-owned Laser Storm(R) facility will be approximately $250,000. However, the Company estimates that the actual cost of any Company-owned facility will vary from approximately $100,000 to $500,000 based primarily on the location and size of the facility. The actual number of new Laser Storm(R) game facilities that the Company will be able to acquire and open will depend on the percentage interest the Company will have in each facility.

     The Company was incorporated under the laws of the state of Colorado in March 1990 under the name "The Crimson Corporation--a Holding Company" and conducted business under the names "Space Sport, Ltd." and "Laser Storm." In November 1994, the Company changed its name to "Laser Storm, Inc."

Products

     The Laser Storm(R) interactive game system uses proprietary custom software developed by the Company and is designed to allow operators to set up live action themed, tag-type games staged between or among teams of opponents. The Company has developed and currently markets game systems embodying four different themes, each with numerous configurations. These games are played in themed arenas, which contain special effects, including colored, movable barriers, fog, sound, lighting and other decorative elements. The equipment is designed to be lightweight and easy to use for all ages. The arenas are flexible, easily reconfigured, safe and may accommodate 2 to 48 players.

     The Laser Storm(R) player unit includes a blaster which emits simulated laser beams from a solid-state light source. Unlike an actual laser, the beam will project, in tight disbursement, a harmless colored light for up to 100 feet. The blaster is attached to a belt that contains a battery pack and electronics and a lightweight headset that is similar to a set of headphones. All of the equipment weighs under three pounds. The unit is designed for use by persons three years of age and older. The battery pack utilizes a velcro fastener which may be adjusted to fit almost any customer. The compact blaster and unique thumb trigger accommodate a variety of hand sizes.

     The Company has recently developed and introduced a new vest for its player units. The adjustable, lightweight, nylon vest contains the electronic components that are powered by quick charging nickel cadmium batteries. Because of new wiring harnesses, this system variation is expected to decrease maintenance requirements, as well as support the Company's goal of having one of the most flexible, dependable and cost effective laser game systems generally available in the marketplace. These vests were first used at a facility which opened in Irvine, California in July 1995.

     All Laser Storm(R) game systems are designed to emphasize teamwork. Each team has a mission to accomplish during the game. Players watch a pre-game video which sets the stage for the game, gives a brief introduction to the theme and explains the mission's parameters.

     A computer controls the play of the game. An operator can change the game configuration easily before each game, making every game a different experience. Game components, such as duration, points per player hit, points per target hit and target duration, can be varied by the operator with the click of a mouse.

     During the game, players can keep track of the score by watching a scoreboard in the center of the arena. A database keeps track of the number of times each player's blaster achieves the activation of another player's unit. At the end of the game, each player receives an individualized, computer generated scorecard, showing details of the mission, as well as each player's performance.

     Games typically last approximately 10 minutes, though the time of each game may be programmed to last from one minute to 40 minutes. Charges per play generally range from approximately $3.00 to $7.00. Efficient operators with sufficient working equipment can run up to six 10-minute games per hour.

     The Company presently offers four totally different interactive game themes for use with the Laser Storm(R) game system.

     1. Galaxy 2000(TM) is a high-tech version of dodge ball, where two teams blast for control of the "neutral zone." This is the oldest and one of the most popular of the current games.

     2. Galactic Marauders(TM) is a series of games based on the story of evil estranged twin brothers, Ick and Yuck DuVraggo, who are battling over the rights to control the "Milky Main" in deep space. The first game in the Galactic Marauders(TM) series is staged in the DNA laboratory of the fictional Minerex Corporation, where Dr. Carl Sterling first created raw DNA strands. Each team's mission is for its leader to capture as much DNA as possible in order to create either Northern Monsters or Southern Zombies. With the help of these hideous creatures, each team hopes to mine the riches of its home planet, thus giving it the ultimate ability to rule the galaxy.

     3. Circuit Commandos(TM) is the themed adventure involving a crack team of computer experts whose assigned mission is to blast a virus, created by a team of brilliant hackers, out of the "International Economic Computer Network." Players go through a simulated miniaturization chamber and then enter an arena, which is designed to look like the inside of a huge computer. Each team's immediate objective is to capture as many computer chips as possible in the correct sequence, thus activating the microprocessor. The first team to activate and destroy the microprocessor wins the game. The Company is developing variations of this theme to accommodate different levels of special effects sophistication and facility cost.

     4.  STARGATE.   Themes  from  the  motion  picture   "STARGATE"  have  been
incorporated  into  a  series  of  games  designed  to  be  progressively   more
challenging. Players are briefed in a central control room in advance of commencing play and then are sent through a mysterious Stargate to a distant galaxy on an exploratory mission to find seven symbols and save the planet from extinction. The players are instructed that hostile forces may be encountered, but not to fire upon them unless they feel threatened. The story progresses as new targets and diversions are introduced. The arena is designed to resemble the inner sanctum of an ancient pyramid with exotic, fluorescent hieroglyphics, Anubis targets, Horace targets that shoot back, and other special effects. Management proposes to add new variations or enhancements to keep the game exciting even for the most avid repeat players.

     5. X-MEN Laser Tag. Themes based on the X-MEN comic books and the X-MEN animated series are being used by the Company to develop X-MEN games which will offer players the chance to train alongside superheroes Wolverine, Rogue, Cyclops, and Storm. The games will take place inside Marvel Characters, Inc.'s ("Marvel") well known "Danger Room." From the moment players enter an X-MEN game center they will be escaping into a fantasy based experience. Every aspect of the facility from staff uniforms to the "Danger Room" itself will be carefully designed to support a seamless, fantasy based theme. The actual "Danger Room" game will introduce new game play features.

     The Company is producing four different scorecards for X-MEN games featuring original artwork from Marvel artists. With the help of Marvel's illustration team, each scorecard will feature a different, unique character rendering to encourage collecting. The strategy is to entice players to return to play again and to collect all four scorecards.

     The Company currently intends to release additional new games each year for at least the next several years for use with the Laser Storm(R) game system in order to attract different age groups, provide updated, fresh facilities and encourage repeat business.

     The Company obtained its license to utilize themes and develop and market merchandise based on the motion picture STARGATE in October 1995. The term of the license continues until August 17, 1997, after which date no new licensed articles may be manufactured, sold or distributed by the Company. However, the Company may continue to use and operate the licensed articles through August 1, 2000. The Company is required to pay the licensor a royalty on gross ticket sales for all locations using the licensed articles. Credited against the royalty is an amount of $50,000 which has been paid by the Company as an advance royalty.

     The Company has obtained a license from Marvel granting the Company the exclusive right to use trade- marked cartoon characters owned by Marvel through February 1, 2000, solely upon and in connection with the Company's licensee-owned and sublicensee-owned laser tag facilities in the United States and Canada. Marvel reserves the right to approve the site location of each Laser Storm facility, which facilities may not be located within 60 miles of any Marvel themed amusement park. The Company must pay royalties to Marvel of a percentage of gross revenues. The term of the Marvel license agreement may be extended for successive one year periods through December 31, 2003 provided that no breach has occurred and provided that a minimum amount of royalties have been paid in the preceding term. The term for Laser Storm(R) game facilities sublicensed (rather than owned by Laser Storm) is limited to three years from the date of original purchase.

     The Company believes that the acquisition of property licenses embodying science fiction, fantasy and other creative themes is a major step in differentiating the Company from its competitors. No assurance can be given that the Company will be successful in licensing additional properties or themes.

     The Company has designed a line of clothing (currently consisting of shirts and hats), which uses colors and themes from Laser Storm(R) game systems and which is being sold by the Company to facility operators. Laser Storm-Wear(TM) clothing matches the color patterns of the arena barriers, making the wearer nearly invisible in a theme-related arena. The Company also markets mugs and watches, and expects that additional merchandise offerings in the near future may include posters and collectibles.

Product Development

     The Company continuously designs and develops new and modified equipment, computer software and hardware, game themes and related accessories and merchandise, and applications for the software. Such developments have included alphanumeric scoreboards with messaging capabilities, new targets with individual programmability, updated infrared and audio transmissions, new color optics for use in LED beams emitted by the blasters which help differentiate team members and merchandise for retail sales.

     There is no assurance that the products and promotions currently in development will lead to final products or that any such products or promotions will be commercially viable or profitable to the Company.

Intellectual Property

     The Laser Storm(R) game system is an interactive experience. Game play involves interacting with both the player's own team members and those of the opposing team. Through a computer tracking system developed by the Company, a playability log unfolds over the course of the game which is recorded and logged by the software. Upon exiting the arena, each player receives a computer generated score card quantifying the player's achievements. In this instance, the software helps conclude the activity by giving players the opportunity to take a tangible piece of their game experience home.

     The software controls the Laser Storm(R) game systems. Accordingly, the systems can be altered with relatively simple software adjustments. The Company continuously makes system enhancements that make the games that much more interactive.

     The Company's current operating software is proprietary, functioning only with the Company's hardware system. While the software controls the game, players interface with the software through unique infrared communications platforms made up of individual player units. Without these blasters, the software itself is useless. Nevertheless, when the two are coupled and set inside a themed arena environment, an interactive entertainment experience is created. While the software is a critical element of the game mix, the management of the Company believes that the software has little utility separated from the laser tag game environment.

     The Company attempts to protect its trademarks, trade secrets and other intellectual property by the use of the trademark and copyright laws, through license agreements with customers and by use of confidentiality agreements with certain suppliers, employees and consultants. There can be no assurance that these measures will be successful in protecting the Company's trade secrets and know how, or that the trademarks will afford the Company with any competitive advantages. The Company has registered Laser Storm(R) as a trademark in the United States and has applied to register the trademark in Japan and South
Korea. The Company also intends to apply to register the trademark in other countries. Currently, the Company does not hold any patents but may apply for patents in the future where applicable.

Markets

     Domestic

     Laser  Storm(R)  game  facilities  attract  a  wide  demographic  range  of customers. Customer demographics by age and gender vary depending on location selection, advertising, facility activities, operations hours and game themes. The Company has not developed any accurate data on the game users and relies entirely on anecdotal verbal remarks from operators regarding customer demographics. Based upon this information supplied by the Company's operators, the Company estimates that the Laser Storm(R) game system users are one-third aged 12 and under, one-third aged 13 to 17, and one-third age 18 and over. However, two of the owners of indoor playground facilities which cater to a younger age group and which have Laser Storm(R) game systems, have indicated to the Company that they estimate that approximately 80% of their customer base is in the age 12 and under category and the remaining 20% are parents. Conversely, another owner of a Laser Storm(R) game system has estimated to the Company that 80% of its customer base is in the age 16 and over category. The Company is unaware of any independent information available to support the Company's estimates.

     Laser Storm(R) game systems are currently located in amusement parks, family entertainment centers, skating rinks, movie theaters, shopping malls and bowling centers. The Company believes that there are numerous similar locations available where Laser Storm(R) game systems could be installed, such as cruise ships, hotels and casinos. The Company currently bases its marketing plan on the placement of not more than one facility per five mile radius or 200,000 population base, depending on population density.

     International

     Substantial financial and manpower costs are associated with opening new markets, especially international markets. Although it plans to enter additional foreign markets over the next three years, management's current international focus is on Southeast Asia and the larger countries of South America, which the management of the Company believes are economically developed and demographically compatible world markets. The Company views these markets as suitable for immediate introduction of entertainment industries. However, management believes that expansion must be attained within two to three years to achieve a viable competitive position. The Company has received a number of inquiries from Europe. To date the Company has made no sales in Europe, although it is continuing to respond to inquiries received. There is no assurance that the Company will be successful in any foreign market.

     The Company has entered into an agreement  with Cyber  Amusement  Co., Ltd.
("Cyber") whereby the Company has appointed Cyber as the sole and exclusive distributor and licensee for the Company's Laser Storm(R) game systems in the country of Thailand. Cyber has agreed to purchase five or more Laser Storm(R) game systems by January 31, 1999. The agreement is in effect through January 1999 and can be renewed annually thereafter by Cyber. The Company does not have Cyber financial information and there are no assurances that Cyber has the financial capability to purchase any Laser Storm(R) game systems from the Company. To date, Cyber has purchased no, and there are no assurances that Cyber will purchase any, Laser Storm(R) game systems pursuant to the agreement.

     The Company has entered into an non-exclusive letter agreement with a company to market the Company's Laser Storm(R) game systems throughout Central and South America on a commission basis. The agreement is for an initial period of one year commencing July 24, 1996, and is renewed automatically unless either party provides 60 days notice of cancellation. As of the date hereof, no sales have been made pursuant to the letter agreement.

Sales and Facilities Operations

     The Company's business plan currently contemplates three types of Laser Storm(R) game facilities: 1) those owned by independent owner/operators to whom the Company sells Laser Storm(R) game systems and arenas; 2) Company-owned facilities; and 3) revenue-sharing facilities in which the Company provides equipment at little or no charge and shares the revenue with the facility operator. Each of these formats has various advantages and each requires a somewhat different marketing strategy. The Company believes that it must integrate all three sales approaches in its marketing plan to pursue profitable growth.

     Sales

     Since its inception in March 1990 through August 1996, the Company has sold and shipped approximately 180 Laser Storm(R) systems worldwide. For most sales of its systems, the Company utilizes agreements which contain provisions relating to site protection, change orders, warranty, liability and responsibilities of ownership. The Company usually requires the buyer to pay 50% of the purchase price to the Company upon signing the sales agreement, with the balance to be paid in two equal installments 60 days prior to installation and upon delivery, respectively. As an alternative, the Company requires the buyer to make an advance deposit ranging from 30% to 40% of the purchase price to the Company upon signing the sales agreement, with the balance to be paid over a period ranging from 24 to 36 months. These payment schedules relieve the Company of most out of pocket manufacturing expenditures, since the cost of manufacturing is covered in the initial deposit. In connection with each sale the Company generally grants a license to the operator to use the Laser Storm(R) trademark and computer software in connection with the operation of the facility for so long as the operator maintains the Laser Storm(R) game system at the original site. Under these agreements, if an operator moves a system without Company approval, which will not be unreasonably withheld, the license to use the software and trademark ceases.

     The Company installs the system and provides initial training on its proper use. The Company also services the system under warranty against material defects. The warranty is typically 90 days, however, most customers purchasing systems also participate voluntarily in the Company's warranty program under renewable annual contracts for a current charge of about $0.12 per play.

     The Company also sells to operators merchandise, such as T-shirts and hats, containing the Company's logos, as well as operating supplies, including fog fluid and scorecards.

     Although the Company does not require its operators to purchase arenas (the themed, moveable barriers, props and, in some cases, lighting and sound packages, all of which together create the theme atmosphere) at operators' facilities, approximately 70% of the Laser Storm(R) operators have acquired the entire system.

     Domestic Sales. Since inception in March 1990 through August 1996, the Company has sold and shipped 156 Laser Storm(R) game systems for operation in 42 states.

     International Sales. Sales and operations in foreign countries are expected to extend the product life cycle of the Company's themes as well as provide a much larger market base. Inquiries regarding the possible purchase of Laser Storm(R) game systems have been received from numerous countries and the Company is conducting preliminary discussions with distributors in a number of these countries. No assurances can be given, however, that these discussions will result in the sales of any systems or related merchandise. Although the Company's current intent is to establish sales in one new country each quarter for the foreseeable future, no assurance can be given that the Company will be successful in meeting this goal.

     Since inception in March 1990 through August 1996, the Company has sold and shipped 24 Laser Storm(R) game systems for use outside of the United States.


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Company-Owned Facilities

     The Company intends to acquire existing and open new Laser Storm(R) game facilities which will be owned and operated by the Company or in which the Company will participate under a revenue-sharing arrangement. The actual number of such facilities that the Company will be able to acquire and develop will vary depending principally on factors such as the percentage interest the Company will have in each facility, the location of each facility and the size of each facility. The Company-owned Laser Storm(R) game facilities usually will be entertainment centers that feature at least one Laser Storm(R) arena and may include any combination of video, arcade, food and party rooms and a retail-style store featuring licensed Laser Storm(R) merchandise and related items. The Company anticipates that the cost for furniture, fixtures and equipment of a typical Company-owned Laser Storm(R) game facility will be approximately $250,000. However, the Company estimates that the actual cost of any Company-owned facility, however, will vary from approximately $100,000 to $500,000 based primarily on the location and size of the facility. As of the date hereof, the Company owns and operates two Laser Storm(R) game facilities. One of the two Laser Storm(R) game facilities is a 48-player facility, featuring a STARGATE theme, in an entertainment and amusement area leased by Namco Cybertainment, Inc. ("Namco"), which operates over 500 family entertainment centers in the United States. The Company pays Namco a percentage of the Company's adjusted gross sales (with a specified minimum) from the facility. In addition, the Company has entered into agreements and/or leases for an additional eight Laser Storm(R) game facilities that will be owned and operated by the Company. Five of the eight Laser Storm(R) game facilities will be in entertainment and amusement areas leased or owned by Namco. The Company will pay Namco a percentage of the Company's adjusted gross sales (with specified minimums) from such facilities.

     No assurance can be given that the Company will be successful in its plans to acquire, open and operate any additional facilities. See "Risk Factors."

Revenue Participation Facilities

     The Company intends to enter into agreements with certain operators whereby the Company will provide equipment at minimal or no cost to the operators who will operate Laser Storm(R) game facilities and share the gross revenue with the Company. The Company will evaluate the quality of the location, commitment and stability of the operator and the return on investment, among other factors, to determine whether to enter into such an arrangement.

     The Company is currently pursuing revenue sharing ventures for several reasons: 1) the on-going annual gross revenue stream participation from such facilities historically has exceeded the profits involved in system sales, 2) the Company believes it needs to have greater involvement in operations than it currently has through systems sales if it is to manage its corporate image and accelerate revenue growth, and 3) management believes there are family entertainment centers, bowling centers and skating rinks whose owners may be interested in adding a Laser Storm(R) game facility to their operations if those owners have little risk, minimal or no outlay of capital and limited managerial oversight.

     As  of  the  date  hereof,   the  Company  is  involved  in  the  following
revenue-sharing arrangements:

     Laser Storm Waikiki Limited Liability Company: The Company has entered into an agreement with Laser Storm Waikiki Limited Liability Company ("LLC"), pursuant to which the Company installed a system in Honolulu, Hawaii, at a facility which is owned and operated by an unaffiliated entity. The members of the LLC are the Company and Teraji Entertainment, Inc., an entity unaffiliated with the Company. Teraji Entertainment, Inc. and the Company have orally agreed to share equally revenues net of the LLC's expenses. The facility began operations in December 1994, and the operator pays $1.00 per play to the LLC. The facility accommodates a 48- player system in a 2,300 square foot arena. The equipment is owned by the LLC.

     Sports and Games: In March 1994, the Company entered into an agreement with Sports and Games ("S&G") in East Hanover, New Jersey. Under the terms of this agreement S&G must pay 25% of gross revenues to the Company. The agreement allows S&G to purchase the system from the Company for a purchase price that declines over a 48 month period. The indoor Laser Storm(R) game facility, based on the Galaxy 2000(TM) theme, opened in March 1994 and accommodates up to 36 players at one time.

     Funplex Center: The Company owns a 50% interest in Laser Hall L.L.C. which was formed in September 1995, as a Colorado limited liability company, to renovate and operate an approximately 2,700 square foot Laser Storm(R) game facility within FunPlex Center, a 144,000 square foot amusement center, in Littleton, Colorado. The Company sold Laser Hall L.L.C. the equipment for the FunPlex facility at the Company's cost. The balance of Laser Hall L.L.C. membership interests are owned by unaffiliated parties.

     The Company, on behalf of Laser Hall L.L.C., agreed with the owners of Funplex Center, in which a Laser Storm(R) game system has operated since March 1990, to renovate that facility. The Company anticipates that this agreement will afford a local showcase for the Company's product which will provide an ongoing revenue source; and will provide a location where new products and merchandise can be test marketed in a Company- controlled, fully operational environment. Laser Hall L.L.C. owns the system, and pays a space rental fee to Funplex Center. The Company provides all facility upgrades, as well as the equipment and operational personnel. The newly renovated facility opened in November 1995.

     Fun City Amusement Centers, Inc. ("Fun City"): The Company has entered into an agreement with Fun City, a 150,000 square foot indoor family entertainment center in North York, Ontario, Canada, a Northern suburb of Toronto, which currently operates a 24-player Laser Storm(R) game system in a 2,500 square foot arena. Facility attractions include an indoor, electric go-cart track, major arcade area and multiple party rooms and concession facilities. The agreement provides for the participation by the Company in revenue from operations and requires that Fun City pay to the Company a per-person-per-game use fee based on 45% of the price per game, currently $2.68 Canadian, exclusive of any sales, use or other taxes that may be imposed upon each use. Payments are made to the Company monthly based on the number of player activations utilized in the previous month of operation. Fun City paid $24,250 to the Company as a prepayment under the revenue sharing agreement. These fees are to be recovered by Fun City before the Company participates in revenues from operations. The Company provided and retains ownership of the equipment.

     M. W. Recreation Corporation ("Fun Machine"): In November 1995, the Company installed a Circuit Commando(TM) inflatable unit for a Fun Machine location on a revenue share basis. The term of the revenue share is for a period of 12 months, renewable annually and the Company is to receive 50% of the gross revenues realized from the unit. In exchange for the use of the inflatable unit, the Company agreed to pay the manufacturer 30% of the payments received by the Company which result from the use of the unit. The inflatable unit is included in a full service Fun Machine amusement center located in Longwood, Florida.

     Tunica Partners II, LP ("Harrah's"): In February 1996, the Company entered into an agreement with Tunica Partners II, LP ("Tunica Partners") that owns the casino business which is managed for Tunica Partners by Harrah's Tunica Corporation ("Harrah's"). Pursuant to the agreement, the Company installed a STARGATE Laser Storm(R) game system in approximately 2,400 square feet of space in a new arcade and child care facility operated for Tunica Partners by The Planet Kidz, Inc. ("Planet Kidz") in the Harrah's Casino in Tunica, Mississippi. The Company supplied all equipment, service, repair and warranty work for the game system for which the Company is to receive 50% of the revenue (less any taxes) received from the operation of the game system. The Laser Storm(R) game system opened in April 1996.

     Harrah's Vicksburg: The Company has negotiated an agreement (which has not been completely executed) pursuant to which the Company provided the equipment, service, repair and warranty work for a Galaxy 2000(TM) Laser Storm(R) game system in approximately 1,000 of square feet in a Harrah's Casino in Vicksburg,

Mississippi. The Company receives 50% of the gross revenue (excluding taxes) from the operation of the Laser Storm(R) game system, which opened in February 1996.

Marketing/Sales

     The Company employs a variety of marketing techniques, including placing advertisements in trade and business publications, attending trade shows, telemarketing, conducting direct mail efforts and buying TV commercial time.

     Print. The Company advertises in industry-specific magazines and trade publications to generate leads for direct sales. All advertisements will emphasize new themes and games as they become available, as management believes these new themes and games are the basis for the Company's competitive strength.

     Trade Shows. In 1995 and 1996 the Company attended and exhibited at major trade shows worldwide. The Company plans to continue to exhibit at selected trade shows in the United States, Asia, Europe, South America and Mexico. This marketing strategy will primarily support direct sales and revenue participation efforts. Trade shows constitute the primary source of leads for sales of Laser Storm(R) game systems. The Company's ability to demonstrate its thematic games will be a primary consideration in selecting shows. In November 1995, at the International Association of Amusement Parks and Attractions (IAAPA) annual convention in New Orleans, Louisiana, the Company was awarded a First Place Best New Product award, in the category of Family Entertainment Center Ride/Attraction for the Company's STARGATE themed game system.

     Telemarketing. The Company's telemarketing activities consist of responding to inquiries and contacting potential customers from names obtained at trade shows. The Company also utilizes various other lists acquired from industry organizations and developed by others for its telemarketing activities. These activities are conducted by the Company's sales and marketing personnel.

     Direct Mail. Management believes that direct mail efforts support sales of systems and promote revenue participation activities, as direct mail may be aimed at highly focused target markets. The Company utilizes a number of mailing lists from different amusement industry sources. The Company also has special lists prepared from time to time for certain promotions or to target specific markets.

     The Company plans to make additional mailings to very specific markets such as to military entertainment service buyers. It is also planned that sales letters will be sent out in locations where the Company is participating in trade shows to encourage meetings with potential operators and to demonstrate the Company's products. [STILL TRUE?]

     Public Relations. To enhance name and brand recognition, engender customer loyalty and quickly disseminate news of product development and offerings, the Company has employed a public relations firm which will be responsible for generating stories in print and broadcast media about the Company and its Laser Storm(R) game systems.

     The Company has sales video tapes which contain information on the Company's thematic games (Circuit Commandos(TM) and STARGATE), professional exit interviews, owner/operator sound bytes, entertainment statistics and imagery that are intended to appeal to landlords, entrepreneurs, potential operators and the general public and is also preparing a television commercial which will feature the reactions of families exiting a typical Laser Storm(R) game facility intercut with flash cuts of family play.

     Credit. Within the past 18 months, the Company has established arrangements with various leasing companies to provide lease financing for the Company's customers. All require an advance payment and can finance leases in principal amounts ranging between $10,000 and $150,000, with terms varying from 24-72 months. Lease rates and dollar amounts will vary based on the creditworthiness of the applicant and no assurance can be given that all applicants will be approved.

     The Company purchases or prepares family entertainment center mailing lists which will be used to believed to offer both a competitive advantage and a means to accelerate system payment.

Competition

     In general, the Company faces competition from numerous other companies in the entertainment and amusement industry and more specifically from other providers of laser tag game systems. The Company believes that its two principal competitors are Q-Zar and P&C Micros, and that there are at least 12 additional smaller competitors.

     The Company has not conducted any formal studies or surveys, and does not have any reliable independent support from third parties for the following estimates of its market share and competitive position. The method the Company used in making such estimates was based strictly on anecdotal accounts, and the actual numbers could vary significantly from the estimates. As qualified by the foregoing, and based on conversations with the owners of the Company's laser tag games and on conversations with competitors of the Company, the Company estimates that it currently has over 50% of the market in the United States for sales of laser tag game systems, based upon the number of systems the management of the Company believes are in operation. The Company estimates that Q-Zar has about 20% of the United States market share and five other small competitors share the remainder of the United States market. Other small competitors either operate outside the United States or do not have, to the Company's knowledge, any sites in operation. While the Company believes that it has more than three times as many systems in operation in the United States as Q-Zar, Q-Zar has more systems installed worldwide than the Company.

     The Company believes that its current success has been due to an emphasis on thematic game environments and the simplicity of its electronics, which are combined to provide games that are exciting and fun to play, yet challenging.

     To management's knowledge, only two of the Company's competitors, Q-Zar and P&C Micros, have any currently appreciable market influence or market share. Because the laser tag game market is in its infancy and growing, management anticipates that additional competitors are likely to enter the market. To remain competitive, the Company intends to offer enhanced products (price competitive, thematically unique) and to expedite its domestic and international sales growth to enter and expand in markets as quickly as possible within the limits of economic and personnel resources. The Company believes that the games its competitors produce generally are more complicated to play than Laser Storm(R) games, are more costly and complex to maintain and are far less capable of being easily modified. There is no assurance that the Company will be able to sustain a competitive position for its products.

Manufacturing; Customer Service

     Although the Company's game systems are manufactured and built to order, the Company generally maintains an inventory of raw materials, finished goods and product held for replacement which totalled approximately $663,000 at September 30, 1996.

     The Company currently outsources the fabrication of the game system components to multiple vendors. Virtually every component is either multi-sourced or has multiple sources available. The exception involves plastic blaster shells and plastic headset parts, which are fabricated from injection molds. While there are any number of injection molders available, the Company only has one multi-cavity mold for each of these components. Therefore, the Company only uses one source of supply at a time for components using plastic shells. Upon receipt of the components from various vendors, Company personnel configure the "systems" to suit each customer's needs. Currently, the Company offers system configurations ranging in size from 12- to 48-player units which can accommodate a variety of peripheral components such as target pods.

     With the exception of turn key arenas which are provided by a third party manufacturer, arena barriers are printed by outside vendors, then cut and assembled in the Company's Denver facility. The Company provides CAD/CAM generated three dimensional renderings of proposed arena layouts to the facility operator, and, once approved, the facility is constructed by the owner/operator. After construction, the Company personnel install the game system components at the facility site for a moderate installation charge which covers the Company's costs.

     The Company currently provides annual maintenance contracts for a $.12 per play charge after the initial 90-day factory warranty period and assesses surcharges for obvious abuses of equipment. The Company believes it excels in the areas of customer service and warranty repair, offering 24-hour customer service access and overnight advanced shipment to replace failed components. The Company strives to assure its operators that it will keep all equipment serviceable and has generated a database program capable of tracking each facility operator and the operator's repair history. This information is intended to direct research efforts to replace parts that commonly fail and to forecast the Company's parts and warranty service requirements. One of the facts learned by reviewing operator service reports was a high rate of "No Problem Found" ("NPF") components. In an effort to eliminate NPF returns, management has increased both its customer service and installation training and now is charging customers for NPF returns. Management believes that these efforts will allow most NPF problems to be resolved by the operator.

     Customer service representatives are also encouraged to provide operators with marketing information, such as industry trends and operations techniques, and to apprise operators of new Company product offerings.

Governmental Regulation

     Various state and federal laws define and govern the sale of "franchises" and "business opportunities." These laws require, among other things, that sellers of franchises and business opportunities register the offering of such sales and provide prescribed written disclosures to potential purchasers. State franchise laws provide customers who have been sold franchises in violation of such laws recourse against the franchisor, including rescission of the purchase agreements with the franchisor. In addition, federal and state laws prescribe remedies against sellers of franchises and business opportunities, consisting of fines, penalties, injunctions, or a combination of these, being levied against the sellers of franchises and business opportunities. Management believes that the Company sales of Laser Storm(R) game systems are not subject to such laws. If a determination were made that franchise or business opportunity laws and regulations are applicable to the Company and customers or governmental regulators were successful in prosecuting actions against the Company, there could be a material adverse effect on the Company selling its Laser Storm(R) game systems in a particular market or in general and, depending upon the remedies imposed against the Company, there could be a material adverse effect on the Company's business, operating results and financial condition.

     Representatives   of  the  Department  of  Corporations  of  the  State  of
California ("Department") have advised the Company that the Department is reviewing the issue as to whether or not the prior sales by the Company of Laser Storm(R) game systems in California may have involved the sale of "franchises" under the California Franchise Investment Law ("Act"). Until the matter can be resolved with the Department or through administrative or legal proceedings, the Company will prohibit future purchasers of Laser Storm(R) game systems in California from using the Company's trademark in connection with the Company's game systems or the purchasers' operation of the Company's game systems. Although the Company can provide no assurances in this regard, the Company does not believe that prohibiting future purchasers from using the Company's trademarks in California will limit future sales by the Company of the Company's game systems in California.

     To date, the Department has not indicated to the Company what, if any, action the Department will take against the Company if the Department determines the Company's prior sales in California involved the sale of "franchises" under the Act. Such actions may include instituting proceedings to enjoin the Company from violating the Act or to force the Company to comply with the Act, to seek restitution or disgorgement or damages on behalf of any persons that the Department may deem to have been injured by the Company's sales or to seek penalties, including a penalty of up to $2,500 for each violation of the Act. If persons who purchased the Company's Laser Storm(R) game systems in California believe that the sale to them by the Company violated the Act, such persons may be able to sue the Company for damages caused thereby or for rescission, if they believe the violation was willful. In such event, the Company may have the right to offset any such claim by the amount of any income realized by such persons from their operation of the game systems. At this time, the Company has not been threatened with any suit for violation of the Act by any person who purchased the Company's Laser Storm(R) game systems. There are no assurances that the Company will not be threatened with such suits in the future. If a claim for damages or rescission were brought against the Company or if the Company deemed it otherwise appropriate to offer rescission to previous purchasers of the Company's Laser Storm(R) game systems in California, the Company. Upon making any such purchase, the Company would either continue to operate the Laser Storm(R) game facility or utilize the equipment to open a new Laser Storm(R) game facility.

     No assurance can be given that other jurisdictions will not review the Company's activities to determine whether or not they deem such activities to involve the sale of "franchises" or "business opportunities."

Bankruptcy Filing

     Because of substantially greater than expected expenditures incurred by the Company in connection with the development of an earlier version of a laser tag game system, the Company elected in November 1992 to file for reorganization under Chapter 11 of the United States Bankruptcy Code. In November 1993, the Company's Plan of Reorganization was confirmed, and, in November 1994, the court ordered the proceedings to be closed. Robert J. Cooney, who is the chairman of the Board and Chief Executive Officer of the Company, was an executive officer of the Company at the time of the bankruptcy filing.

Consultant

     The Company has entered into an agreement with Bertrand T. Ungar ("Consultant") pursuant to which the Consultant is to provide the Company with up to 20 hours per week of assistance in developing and implementing a business expansion plan for Laser Storm(R) game facilities, in seeking and obtaining product licenses and in developing and implementing a plan for the development and distribution of products for the Company. The agreement is to be in effect until February 28, 1997 and the Company is to pay the Consultant an aggregate fee of $187,500 in 17 equal monthly installments of $10,500 and a final installment of $9,000. The first installment was due and payable on October 1, 1995 and the Consultant has been paid $157,500 to date. The Consultant was also granted an option to purchase 50,000 shares of the Company's Common Stock at a price of $0.75 per share. Further, the Consultant has the right to purchase Laser Storm(R) game systems from the Company on the most favorable terms and conditions then being offered by the Company.

Employees

     As of August 31, 1996, the Company had 76 full-time employees and 1 part-time employee. The Company's employees are not unionized.

Office and Warehouse Facilities

     The Company leases approximately 26,350 square feet of office and warehouse space pursuant to a lease which expires on January 31, 2006. The lease requires base rental payments of $20,645 per month for the first 36 months with increases thereafter tied to the Consumer Price Index. Robert J. Cooney, the Company's Chairman of the Board and Chief Executive Officer, has individually guaranteed the obligations of the Company under the new lease until December 31, 2000.

                                   MANAGEMENT

     The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. Each director serves a one year term and until the director's successor is elected or until the director's death, resignation or removal.

                                                           Officer
                                                           and/or
Names of Executive                                        Director
Officers and Directors                     Age              Since         Position
----------------------                     ---            ---------       --------
Robert J. Cooney.....................       32              1990           Chairman of the Board, Chief Executive
                                                                           Officer, Treasurer and Director

William R. Bauerle...................       46              1994           President, Chief Operating Officer,
                                                                           Secretary and Director

Frank J. Ball........................       42              1994           Executive Vice President, Operations;
                                                                           Corporate Counsel and Director

James E. Johnson.....................       42              1996           Vice President of Real Estate and
                                                                           Construction

Michael D. Kessler...................       38              1995           Vice President of Retail Operations

John E. McNutt.......................       40              1996           Vice President Finance

Eric B. Schwartzman..................       30              1995           Vice President of Marketing and Product
                                                                           Development

Harrison A. Price....................       75              1995           Director

Harold Skripsky......................       48              1995           Director

------------------

     Robert J. Cooney has been the Chairman of the Board and Chief Executive Officer of the Company since March 1990, and the Treasurer of the Company since October 1994. Mr. Cooney was President of the Company from February 1992 to April 1994. From September 1989 to March 1990, Mr. Cooney was a Manager with NBSI Capital Corp., a company which had developed a rudimentary laser tag game.

     William R. Bauerle has been the President and the Chief Operating Officer of the Company since April 1994 and a director and the Secretary of the Company since July 1994. From 1985 to 1994, Mr. Bauerle was President and Director of Asset Development Corporation, a software development and business consulting firm. From 1989 to 1991, Mr. Bauerle was the Executive Vice President and, from 1990 to 1991 was a director, of Analytical Development Corporation, a company which provides a wide range of analytical services to the chemical industry. Mr. Bauerle received a bachelor's degree in business administration from the University of Notre Dame with a major in marketing research.

     Frank J. Ball has been General Counsel of the Company since inception of the Company, has been the Executive Vice President of the Company since November 28, 1994 and has been a director of the Company since October 1995. From 1989 to the present, Mr. Ball has been engaged (currently on a part-time basis) in the private practice of law focusing on trial work regarding domestic relations, criminal and commercial litigation. Mr. Ball received a bachelor's degree in marketing and organizational management from the University of Colorado, masters degrees in business administration and public administration, and a Juris Doctor degree from the University of Denver.

     James E. Johnson has been the Vice President of Real Estate and Construction of the Company since October 1996. From February 1995 to October 1996, Mr. Johnson was Vice President of Grease Monkey International, Inc., an owner, operator and franchisor of quick service automotive lubrication centers. From September 1993 to February 1995, Mr. Johnson was National Director Real Estate for Grease Monkey International, Inc. From August 1990 to December 1993, Mr. Johnson was President and Chief Executive Officer of SRTI, a national environmental soil remediation company. Mr. Johnson received a degree in business administration/psychology from the University of Northern Colorado.

     Michael D. Kessler has been the Vice President of Retail Operations of the Company since December 1995. From 1988 to December 1995, Mr. Kessler was Vice President and General Manager of Grupo O.N.E.S.A. (Operadora Nacional de Espectaculos, S.A. de C.V.), Mexico City, Mexico, a private group which operates family amusement centers throughout Mexico and the United States. As Vice President he was responsible for concept development, market feasibility studies, design, construction and staffing of family amusement centers. During his tenure, he increased the number of Grupo O.N.E.S.A.'s centers by 18 to a total of 49. He was responsible for the creation of Grupo O.N.E.S.A.'s Coney Island concept which generated approximately 47% of the gross revenues of Grupo O.N.E.S.A. in 1995. He also oversaw the design and construction of Perimagico, an 80,000 square foot indoor amusement park. From 1980 to 1988, Mr. Kessler was General Partner and General Manager for several restaurant companies, including Bennigans, Wendy's and On The Border, the latter of which he co-founded in 1983. Mr. Kessler received a bachelor of arts degree in business management from Southern Methodist University.

     John E. McNutt has been the Company's Vice President of Finance since July 1996. From 1981 to July 1996 Mr. McNutt was associated with CAIRE, Inc., formerly Mountain Medical Equipment, Inc., a manufacturer and seller of home health care respiratory equipment, where Mr. McNutt served in various capacities including corporate controller and Vice President of a subsidiary, Mountain Medical Leasing Co. From 1979 to 1991 Mr. McNutt was a staff accountant with Dewey A. Rippy, CPA. Mr. McNutt is a certified public accountant with over 15 years experience in corporate and manufacturing accounting and finance including public accounting. His responsibilities have included designing and implementation of manufacturing accounting systems, development of budgeting and forecasting systems, corporate taxation, directing external audits and financial reporting to the Securities and Exchange Commission. Mr. McNutt received a bachelor of science degree in business administration, accounting from Colorado State University.

     Eric B. Schwartzman has been the Vice President of Marketing and Product Development of the Company since December 1995. Since 1989, Mr. Schwartzman has been involved in the entertainment industry engaged in overseeing product development management, sales and marketing, advertising and publicity, with respect to themed attractions, location based entertainment, live venues and motion picture effects. From January 1991 to December 1995, Mr. Schwartzman was Chief Creative Officer for Wildfire, Inc., a company which produces and oversees development of entertainment activities, including immersive environments, live venues, motion picture and themed attractions. At Wildfire, Inc., Mr. Schwartzman was involved in development of various entertainment attractions and motion simulator rides and dark rides, including the Cinema Ride at Caesar's Palace in Las Vegas, Nevada, the Indiana Jones and Roger Rabbit cartoon spin dark rides at Disneyland, special effects for the "Demolition Man" motion picture produced by Warner Brothers, live venue entertainment for the Michael Jackson Tour 1993 and the Mighty Ducks hockey team, as well as the Circuit Commandos(TM) interactive laser tag game for the Company. He has been a contributing editor for Leisure Management magazine and has published several articles on entertainment and entertainment production. He has been a director, screen writer and writer for film and television, including "Rock the Vote" public service announcements for MTV; "Wheels for Peace," a documentary film in Russia, and "Innerbeauty," adaptation of a short story produced by actress Talia Shire. Mr. Schwartzman received a bachelor of arts degree in film production from San Francisco State University, cum laude.

     Harrison A. ("Buzz") Price has been a director of the Company since October 1995. Since 1978 Mr. Price has been the Chairman and the President of Harrison Price Company, which is engaged in amusement attraction and entertainment planning and which focuses, among other attractions, on themed amusement parks, museums, family entertainment centers and performance and sports facilities. Mr. Price has conducted site location and economic feasibility studies for Disneyland and Disney World. Harrison Price Company has directed site selection and feasibility studies for other Walt Disney Productions projects and conducted studies for the Six Flags theme parks, several winter resorts, aquariums, Sea World parks and hotels and conference centers. From 1973 to 1978 Mr. Price was the Senior Vice President--Marketing and then the Chairman of Planning Research Corporation. From 1958 to 1973, Mr. Price was a founder and President of Economics Research Associates. He previously served as general manager of Defense Plants Division, Harvey Aluminum, and was a research economist and the manager for the Southern California Division of Stanford Research Institute. Mr. Price currently is a director of Electronics Scales International, a privately held corporation. He is a trustee of the California Institute of the Arts. Mr. Price received a bachelor of science degree from the California Institute of Technology and a masters degree in business administration from Stanford University.

     Harold Skripsky has been a director of the Company since October 1995. Mr. Skripsky has been engaged in the restaurant and entertainment business since 1973. Since February 1996, Mr. Skripsky has been the owner and operator of The Enchanted Castle, a theme oriented restaurant and entertainment center which he co-founded and owned from 1981 to 1993. In 1993, Mr. Skripsky sold the Enchanted Castle to Discovery Zone. From 1993 to February 1996, Mr. Skripsky was Vice President of Operations for the Family Entertainment Center Division of
Discovery Zone where he has headed special projects and new concepts for the Discovery Zone Fun Centers and corporate operations. Discovery Zone filed for reorganization under Chapter 11 of the United States Bankruptcy Code in March 1996. From 1981 to 1992, Mr. Skripsky was engaged in the development, ownership and operation of family style restaurants, including the development and opening of the Enchanted Castle, a theme-oriented restaurant and entertainment center. In 1993 Mr. Skripsky expanded Enchanted Castle and included a 32-player live action laser game from Q-Zar. Mr. Skripsky is a director for the International Family Entertainment Center Association and is a member of a number of other industry organizations. He received his bachelor of science in business and marketing from Northwest Missouri State University.

     There are no family relationships among any of the officers or directors of the Company.

     The Company has purchased insurance in the amounts of $1,000,000 and $532,258 on the lives of Robert J. Cooney and William R. Bauerle, respectively. At death or surrender of the policies, the Company will recover its cumulative share of the premiums paid for the cash values (in the case of surrender) or the death benefit (in the case of death). The employees or their beneficiaries are entitled to receive cash values in excess of the cumulative premiums (in the case of policy surrender) or the death benefit in excess of cumulative premiums. The Company has also obtained key man life insurance in the amounts of $2,000,000 each on the lives of Messrs. Cooney and Bauerle, respectively. The Company is the sole beneficiary of this insurance.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation paid by the Company for services rendered in all capacities to the Company for the fiscal years ended December 31, 1995, 1994 and 1993, of those persons who were, at December 31, 1995 (i) the chief executive officer and (ii) the other most highly compensated executive officers of the Company whose annual salary and bonus from the Company exceeded $100,000 for the fiscal year ended December 31, 1995.

                                                     Summary Compensation Table

                                                                                    Long Term
                                                         Annual Compensation       Compensation
                                                  -------------------------------  ------------
                                                                                    Securities
Name and Principal                                                  Other Annual    Underlying    All Other
Positions at 12/31/94                   Year      Salary   Bonus   Compensation(1)    Options    Compensation
---------------------                   ----      ------   -----   --------------   -----------  ------------
Robert J. Cooney.....................   1995....$ 150,000  - 0 -     $  24,335          -0-         None
Chairman of the Board and               1994....$  97,500  - 0 -     $   3,883          -0-         None
Chief Executive Officer                 1993....$  40,377  - 0 -     $   3,062          -0-         None

William R. Bauerle...................   1995....$ 150,000   -0-      $21,099(2)       75,000         -0-
President and Secretary                 1994....$  71,250   -0-      $ 2,934(2)         -0-      $21,727(3)
                                        1993....$   -0-     -0-          -0-            -0-          -0-

Frank J. Ball........................   1995....$  95,411   -0-      $ 4,605(4)         -0-      $14,020(5)
Executive Vice President, Operations    1994....$    -0-    -0-          -0-            -0-       14,000(5)
and Corporate Counsel                   1993....$    -0-    -0-          -0-            -0-          -0-

------------------

     (1) Includes amounts paid by the Company for automobile expenses ($8,988 in 1995, $3,218 in 1994 and $3,062 in 1993), health club dues ($1,559 in 1995, and
$665 in 1994), life insurance premiums advanced on behalf of Mr. Cooney ($12,111 in 1995) and disability insurance premiums ($1,677 in 1995).

     (2) Includes amounts paid by the Company for automobile expenses ($7,204 in 1995), health club dues ($250 in 1995 and $660 in 1994), life insurance premiums advanced on behalf of Mr. Bauerle ($11,635 in 1995 and $1,939 in 1994) and disability insurance premiums ($2,010 in 1995 and $335 in 1994).

     (3) Represents consulting fees paid to a corporation owned by Mr. Bauerle prior to Mr. Bauerle becoming an employee of the Company.

     (4) Includes amounts paid by the Company for automobile expenses ($4,605 in 1995).

     (5) Represents amounts paid in legal fees for services rendered by the law firm owned by Mr. Ball.

Value of Options at December 31, 1995

                                               Aggregate Fiscal Year End Option Values
                                   -------------------------------------------------------------
                                      Number of Securities               Value of Unexercised
                                     Underlying Unexercised              In-the-Money Options
                                   Options at Fiscal Year End              at Fiscal Year End
                                   Exercisable/Unexercisable           Exercisable/Unexercisable
                                   --------------------------          -------------------------
Robert J. Cooney...............             - 0 -                                    - 0 -
William R. Bauerle.............         25,000/50,000                          $95,000/$190,000(1)
Frank J. Ball..................             - 0 -                                    - 0 -
----------------------

(1) The value is based on the $4.00 offering price of the Units offered in the public offering minus the exercise price of the options.

     No options to purchase the Company's Common Stock were exercised by Messrs. Cooney, Bauerle or Ball during the Company's fiscal year ended December 31, 1995.

     Messrs. Cooney, Bauerle and Ball each have employment agreements with the Company pursuant to which each will be paid compensation in excess of $100,000 for 1995 and subsequent years while the employment agreements are in effect. See "Employment Agreements" below.

     Until December 31, 1997, the Company has agreed with Laidlaw that the Company will not increase, without shareholder approval, the compensation of Messrs. Cooney, Bauerle, Ball, Kessler and Schwartzman by more than an aggregate of 15% per annum above current levels. Subject to the foregoing limitations, the Company may reserve up to 10% of net pre-tax profits over $1,000,000 for bonuses to Company executives and employees.

Option Grants in the Last Fiscal Year

     No options were granted by the Company to Robert J. Cooney, William R. Bauerle or Frank J. Ball during the Company's fiscal year ended December 31, 1995, and Robert J. Cooney and Frank J. Ball currently own no options to purchase the Company's Common Stock and owned no options to purchase the Company's Common Stock at December 31, 1995.

Employment Agreements

     With the exception of Messrs. Johnson and McNutt, each of the Company's executive officers has an employment agreement with the Company. Each employment agreement contains provisions that the employee will not disclose Company confidential information and will not compete with the Company for 24 months after termination of their agreements.

     Mr. Cooney's agreement was effective October 1, 1994, extends through September 10, 1998 and provides for an annual salary of $150,000. The Company may terminate the agreement with or without cause. If the Company terminates Mr. Cooney's agreement without cause, the Company must continue to pay Mr. Cooney his salary until September 10, 1998.

     Mr. Bauerle's agreement was effective October 1, 1994, extends through September 10, 1998 and provides for an annual salary of $150,000. The Company may terminate the agreement with or without cause. If the Company terminates Mr. Bauerle's agreement without cause, the Company must pay Mr. Bauerle his salary for six months after the termination.

     Mr. Ball's agreement was effective September 13, 1995, extends through September 12, 1998 and provides for an annual salary of $120,000. The Company may terminate the agreement with or without cause. If the Company terminates his agreement without cause, the Company must pay Mr. Ball his salary for six months after the termination. Pursuant to a prior employment agreement dated November 28, 1994, Mr. Ball was issued 76,250 shares of the Company's Common Stock.

     Mr. Johnson receives a salary of $100,000 annually and will be granted options to purchase 75,000 shares of the Company's Common Stock. The options will vest over a three year period commencing one year from their date of grant. Mr. Johnson will receive a bonus based on Company owned Laser Storm(R) game facilities opened.

     Mr. Kessler's employment agreement was effective December 1, 1995 and extends through December 1, 1998, and provides for an annual salary of $110,000. The Company also paid $10,000 in moving expenses on behalf of Mr. Kessler to relocate his residence to Colorado from Mexico. The Company may terminate the agreement with or without cause. If the Company terminates Mr. Kessler's agreement without cause, the Company must continue to pay Mr. Kessler his salary for six months after the termination. In addition, separate from Mr. Kessler's employment agreement, the Company will pay Mr. Kessler a commission of 5% of net sales of Laser Storm(R) game systems sold in Mexico and Guatemala through Mr. Kessler's efforts.

     Mr. Schwartzman's employment agreement was effective December 16, 1995, extends through December 16, 1998, and provides for an annual salary of $100,000. The Company may terminate the agreement with or without cause. If the Company terminates his agreement without cause, the Company must pay to Mr. Schwartzman his salary for six months after the termination.

     Mr. McNutt receives a salary of $78,000 annually, and was granted options to purchase 50,000 shares of the Company's Common Stock at an exercise price of $2.25 per share. The options vest one-half on August 15, 1997 and one-half on August 15, 1998, and expire on August 15, 2002, and August 15, 2003, respectively.

     Each executive officer also receives a $725 per month vehicle allowance and is reimbursed for all other business-related expenses.

Stock Incentive Plan

     The Company has adopted the Amended Stock Incentive Plan ("Plan") which authorizes the Company to grant incentive stock options within the meaning of
Section 422A of the Internal Revenue Code of 1986, as amended, to grant nonstatutory stock options and to make restricted stock grants. The Plan relates to a total of 300,000 shares of Common Stock. Options relating to 27,500 shares have been exercised and options relating to 263,500 shares are outstanding. The options vest in three equal annual installments over a three-year period from their respective dates of grant. The options are exercisable at $0.20 per share for 138,500 shares, $2.00 per share for 28,500 shares, $4.00 per share for 46,500 shares and $2.25 per share for 50,000 shares. Of the outstanding options, granted under the Plan, current executive officers have been granted options to purchase 125,000 shares of Common Stock and other employees have been granted options to purchase 166,000 shares of Common Stock. See "Principal Shareholders." The outstanding options must be exercised within five years from the date of vesting and no later than three months after termination of employment, except that any optionee who is unable to continue employment due to total and permanent disability may exercise such options within one year of termination and the options of an optionee who is employed or disabled and who dies must be exercised within one year after the date of death.

     The Plan requires that the exercise prices of options granted must be at least equal to the fair market value of a share of Common Stock on the date of grant, provided that if an employee owns more than 10% of the Company's outstanding Common Stock then the exercise price of an incentive option must be at least 110% of the fair market value of a share of the Company's Common Stock on the date of grant, and the maximum term of such option may be no longer than five years. The aggregate fair market value of Common Stock, determined at the time the option is granted, for which incentive stock options become exercisable by an employee during any calendar year is limited to $100,000.

     The Plan is to be administered by the Company's Board of Directors or a committee thereof which determines the terms of options granted, including the exercise price, the number of shares of Common Stock subject to the option, and the terms and conditions of exercise. No option granted under the Plan is transferrable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee.

     Restricted stock grants to employees may also be made under the Plan on such terms and conditions as the Board of Directors or committee determines.

Compensation of Directors

     The Company compensates its non-employee directors $20,000 per year, payable in quarterly installments, and has granted each non-employee director an option to purchase 50,000 shares of Common Stock at $4.00 per share. One-half of each option vested in October 1995 and one quarter of each option will vest in October 1996 and in October 1997. The option must be exercised within five (5) years from the date of vesting. The options were not granted under the Amended Stock Incentive Plan.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, outstanding as of October 15, 1996, by
(i) each person who is known to the Company to own beneficially more than 5% of the outstanding Common Stock with the address of each such person, (ii) each of the Company's directors and officers, and (iii) all of the Company's officers and directors as a group.

Name and Address of Beneficial Owner                                                      Amount and Nature of           Percent of
or Name of Officer or Director                                                           Beneficial Ownership(1)          Class(2)
------------------------------------                                                     ----------------------          ----------
Robert J. Cooney ...............................................................                841,800                      22.0%
7808 Cherry Creek South Drive, Unit 301
Denver, Colorado 80231

William R. Bauerle .............................................................                151,250(3)                    3.9%
7808 Cherry Creek South Drive, Unit 301
Denver, Colorado 80231

Frank J. Ball ..................................................................                 76,250                       2.0%
7808 Cherry Creek South Drive, Unit 301
Denver, Colorado 80231

James E. Johnson ...............................................................                       0(4)                    .0%
7808 Cherry Creek South Drive, Unit 301
Denver, Colorado 80231
                                                                                                                              2.0%
Michael D. Kessler .............................................................                 75,000(5)
7808 Cherry Creek South Drive, Unit 301
Denver, Colorado 8 231

John E. McNutt .................................................................                 50,000(6)                    1.3%
7808 Cherry Creek South Drive, Unit 301
Denver, Colorado 80231

Eric B. Schwartzman ............................................................                 75,000(7)                    2.0%
7808 Cherry Creek South Drive, Unit 301
Denver, Colorado 80231

Harrison A. Price ..............................................................                 50,000(8)                    1.3%
222 West 6th Street, Suite 1000
San Pedro, California 90731

Harold Skripsky ................................................................                 50,000(9)                    1.3%
1103 South Main Street
Lombard Pines Plaza
Lombard, Illinois 60148

All Officers and Directors as a Group (8 Persons) ..............................              1,369,300(10)                  33.3%

Edward J. Bonis ................................................................                411,750                      10.8%
7808 Cherry Creek South Drive, Unit 301
Denver, Colorado 80231
------------------------

                                       35

(1) The beneficial owners listed have sole voting and investment power with respect to the shares of Common Stock.

(2) Assumes the stock option of each person who has a stock option is exercised whether or not the stock option is vested.

(3)  Includes 75,000 shares of Common Stock underlying stock options.

(4) The Company has agreed to grant Mr. Johnson an option to purchase 75,000 shares at such time as the Company adopts a new option plan.

(5)  Consists of 75,000 shares of Common Stock underlying stock options.

(6) Consists of 50,000 shares of Common Stock underlying stock options. Does not include an additional 25,000 shares of Common Stock underlying a stock option that the Company has agreed to grant to Mr. McNutt at such time as the Company adopts a new option plan.

(7)  Consists of 75,000 shares of Common Stock underlying stock options.

(8)  Consists of 50,000 shares of Common Stock underlying stock options.

(9)  Consists of 50,000 shares of Common Stock underlying stock options.

(10) Includes 375,000 shares of Common Stock underlying the outstanding stock options described above.

                              CERTAIN TRANSACTIONS

     Robert J. Cooney, the Company's Chairman of the Board and Chief Executive Officer, has individually guaranteed, until December 31, 2000, the obligations of the Company under the lease for the Company's facilities. The lease expires on January 31, 2006 and requires base rental rate payments of $20,645 per month for the first 36 months with increased rentals thereafter tied to the Consumer Price Index. See "Business--Office and Warehouse Facilities."

     Harold Skripsky, a director of the Company since October 1995, was Vice President of Operations for the Family Entertainment Center Division of Discovery Zone from 1993 to February 1996. Discovery Zone purchased six Laser Storm(R) systems from the Company during the summer of 1994 and may purchase additional systems in the future, although there currently is no agreement for any such purchases. The sales to Discovery Zone were, and it is anticipated that future sales, if any, will be, made on terms which are the same as comparable to those offered to other customers. Discovery Zone filed for reorganization under Chapter 11 of the United States Bankruptcy Code in March 1996. The Company has made no determination what effect, if any, the reorganization will have on any future purchases by Discovery Zone.

                            DESCRIPTION OF SECURITIES

Authorized Stock

     The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $0.001 par value per share, and 2,000,000 shares of preferred stock, $0.001 par value per share. All of the issued and outstanding capital stock of the Company is fully paid and nonassessable. The following summary descriptions of the Company's preferred stock and Common Stock are qualified in their entirety by reference to the Company's Restated Articles of Incorporation, which were filed as exhibits to the Registration Statement of which this Prospectus is a part and which are available from the Company upon request. See "Additional Information."

Common Stock

     As of October 15, 1996, there were 3,821,211 shares of Common Stock outstanding, held of record by 36 shareholders. The holders of Common Stock are entitled to receive ratable dividends when and as declared by the Board of Directors from funds legally available therefor and to one vote for each share held of record on each matter submitted to a vote of shareholders. In the event of a liquidation, dissolution or winding-up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payments to creditors and other payments required by law. Holders of Common Stock have no preemptive rights and no rights to convert their Common Stock into any other securities. The outstanding shares of Common Stock are fully paid and nonassessable.

Warrants

     Unless previously redeemed, each Warrant entitles the registered holder thereof to purchase one share of Common Stock at any time until April 23, 2001, at $5.00 per share, subject to adjustment in certain circumstances. The exercise price of the Warrants will be reduced by $0.20 per share for every $0.01 that the Company's reported audited net after tax earnings per share for the Company's four fiscal quarters ending March 31, 1997, are less than $0.40 (but in no event will the exercise price be reduced to less than $1.00 per share). The following table shows, by way of example only, the exercise price as adjusted for earnings of less than $0.40 per share.

                                                  Adjusted Exercise
Earnings Per Share                                 Price Per Share
------------------                                -----------------
$0.40 or greater.............................           $5.00
$0.39........................................           $4.80
$0.38........................................           $4.60
$0.37........................................           $4.40
$0.36........................................           $4.20
$0.35........................................           $4.00
$0.34........................................           $3.80
$0.33........................................           $3.60
$0.32........................................           $3.40
$0.31........................................           $3.20
$0.30........................................           $3.00
$0.29........................................           $2.80
$0.28........................................           $2.60
$0.27........................................           $2.40
$0.26........................................           $2.20
$0.25........................................           $2.00
$0.24........................................           $1.80

                                                  Adjusted Exercise
Earnings Per Share                                 Price Per Share
------------------                                -----------------
$0.23........................................           $1.60
$0.22........................................           $1.40
$0.21........................................           $1.20
$0.20 or less................................           $1.00

     For purposes of computing earnings per share for the determination of the exercise price of the Warrants, the computation will be made using fully diluted audited net after tax earnings per share based on the weighted average number of shares outstanding for the Company's four fiscal quarters ending March 31, 1997 (using the treasury stock method). The dilutive effect of the Warrants on the earnings per share computation will be computed using the $5.00 per unit. Should the Company's audited net after tax earnings for the four fiscal quarters ending March 31, 1997 be less than $0.40 per share, the weighted average number of shares outstanding will not be recomputed to give effect to the adjustments to the exercise price of the Warrants.

     Commencing on a date that is 30 days after the date the Company publicly reports its audited financial results for the year ending December 31, 1996 and unaudited financial results for the quarter ending March 31, 1997, the Company may redeem the Warrants at $0.05 per Warrant upon 30 days' prior written notice any time after a period of 30 consecutive trading days that the closing price of the Common Stock exceeds $7.00 per share (or if the exercise price of the Warrants is adjusted because of the earnings per share for the four fiscal quarters ending March 31, 1997, the exercise price will be 175% of such adjusted price). For these purposes, the closing price of the Common Stock will be determined by the closing bid price, as reported by NASDAQ, or, if the Common Stock is listed on a national stock exchange or on the Nasdaq National Market System, the closing price will be determined by the closing sale price on the primary exchange on which the Common Stock is traded or on the Nasdaq National Market System, if such shares are not listed on a national stock exchange.

     The Warrants have been issued in registered form pursuant to the terms of a Warrant Agreement dated as of April 23, 1996 (the "Warrant Agreement") between the Company and American Securities Transfer & Trust, Inc., Denver, Colorado, as Warrant Agent. Reference is made to said Warrant Agreement (which has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part) for a complete description of the terms and conditions thereof. The description herein is qualified in its entirety by reference to the Warrant Agreement.

     The exercise prices and number of shares of Common Stock or other securities issuable on exercise of the Warrants are also subject to adjustment in certain circumstances, including in the event of a stock dividend, stock split, recapitalization, reorganization, merger or consolidation of the Company or certain sales of the Company's Common Stock below the then current market price. However, the Warrants are not subject to adjustment for issuances of Common Stock upon exercise of outstanding options, or options to be granted pursuant to the Company's Amended Stock Incentive Plan.

     The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (by certified check payable to the Company) to the Warrant Agent for the number of warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Common Stock.

     Limitation of Directors' Liability. The Company's Restated Articles of Incorporation eliminate, subject to certain exceptions, the personal liability of directors to the Company or its shareholders from monetary damages for breach of fiduciary duty by such directors. The Company's Restated Articles of Incorporation do not provide for the elimination of or any limitation on the personal liability of directors for (i) any breach of the director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) unlawful corporate distributions, or (iv) any transaction from which such director derives an improper personal benefit. This provision of the Restated Articles of Incorporation will limit the remedies available to a shareholder who is dissatisfied with a decision of the Board of Directors protected by this provision; such shareholder's only remedy may be to bring a suit to prevent the action of the Board. This remedy may not be effective in many situations because shareholders are often unaware of a transaction or event prior to Board action in respect of such transaction or event. In these cases, the shareholders and the Company could be injured by a Board's decision and have no effective remedy.

     The Company's Restated Articles of Incorporation provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Colorado law. Insofar as the indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable.

Transfer Agent, Registrar and Warrant Agent

     American Securities Transfer & Trust, Incorporated, Denver, Colorado, is the transfer agent and registrar for the Common Stock and warrant agent for the Warrants.

                            SELLING SECURITY HOLDERS

     The following table sets forth certain information regarding the Units and shares of Common Stock owned by the Selling Security Holders. As of the date hereof, all or a part of the Units shown as being offered by the Selling Security Holders could already have been sold. The Selling Security Holders are not required, and may choose not, to sell any of their Units or shares of Common Stock.

                                                              Units or Shares                       Units or Shares
                                                                Owned Prior       Units or Shares      Owned After
Name of Selling Security Holder                                 to Offering        Being Offered        Offering
-------------------------------                               ---------------     ---------------    --------------

Gregory J. Ashwill.......................................           1,899              1,899             --0--
Mitchel R. Ashwill.......................................           3,801              3,801             --0--
Philip R. Beuth..........................................           9,500              9,500             --0--
William F. Coffin Corporation Defined
 Benefit Plan............................................           5,700              5,700             --0--
Martin W. Greenwald......................................           3,794              3,794             --0--
Michael J. Heller........................................           3,800              3,800             --0--
Mitchell Knapp...........................................          28,019             28,019             --0--
Larry Kupferberg.........................................          28,019             28,019             --0--
Chin-Wen Lai.............................................          93,181             93,181             --0--
Michael Miller...........................................          56,363             56,363             --0--
OK Associates Pension Trust..............................          17,075             17,075             --0--
Lynne Carole Pearse......................................           3,794              3,794             --0--
RehCam Investments L.P...................................           7,598              7,598             --0--
Tryon N. Sisson..........................................          18,972             18,972             --0--
Chen-Ya Lin Tsou and Tien-Tseng Tsou.....................          74,833             74,833             --0--
Universal Partners, L.P..................................          19,001             19,001             --0--
Aarnel Funding Corp. Pension Plan........................          36,418             36,418             --0--
Chaim Drizin.............................................           9,095              9,095             --0--
Allan R. Lyons...........................................           9,095              9,095             --0--
Steven Gryczman..........................................           9,095              9,095             --0--
Warren Gilbert...........................................          27,314             27,314             --0--
Stanley Snyder...........................................          27,287             27,287             --0--


                                       39




                                                              Units or Shares                       Units or Shares
                                                                Owned Prior       Units or Shares      Owned After
Name of Selling Security Holder                                 to Offering        Being Offered        Offering
-------------------------------                               ---------------     ---------------    --------------

Abe New..................................................           9,095              9,095             --0--
Stanley Kaplan...........................................           9,090              9,090             --0--
Janice Halle-Nesses......................................          36,383             36,383             --0--
Hung Ming Chen...........................................          21,851             21,851             --0--
Ross Asset Management Limited............................           9,095              9,095             --0--
Ralph H. Grills, Jr......................................           3,636              3,636             --0--
Greg Simonds.............................................           1,818              1,818             --0--
Greg Skufca..............................................           1,818              1,818             --0--
R. Andrew Girardot, Jr...................................           3,636              3,636             --0--
I.A.C....................................................           3,636              3,636             --0--
Thomas G. Williams IRA...................................           7,272              7,272             --0--
Arthur W. Zarlengo.......................................           3,636              3,636             --0--
Gordon E. Beckstead Asso., Inc. Pension Trust............           3,636              3,636             --0--
R. Gerald Hughes.........................................           3,636              3,636             --0--
G. A. Partnership........................................           7,272              7,272             --0--
Russell Casement, DDS, PC Employee Profit
 Sharing Plan............................................           7,272              7,272             --0--
Charles R. Harrison......................................           3,636              3,636             --0--
RELA, Inc................................................         175,000(1)         175,000             --0--
Bertrand T. Ungar........................................          50,000(2)          50,000             --0--
Laser Storm of Longmont..................................          32,500(3)          32,500             --0--
                                                                ---------          ---------
  Totals.................................................         887,571            887,571         --0--
-----------------

(1)  Consists of shares underlying a presently exercisable option.

(2) Consists of shares underlying a presently exercisable option. Mr. Ungar has agreed not to sell any shares issued upon exercise of his option until October 26, 1997 without the prior written consent of Laidlaw. See "Business--Consulting Agreement."

(3)  Consists of outstanding shares.

                              PLAN OF DISTRIBUTION

     Sales of the Securities may be made pursuant to this Prospectus and pursuant to Rule 144 adopted under the Securities Act of 1933, as amended. It is anticipated that the per share selling price for the Securities will be at or between the "bid" and "asked" prices of the Company's Common Stock and Warrants, respectively, as quoted in the over-the-counter market immediately preceding the sale. Expenses of any such sale will be borne by the buyer and seller as they may agree.

     The Selling Security Holders may effect transactions in their Securities by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Security Holders or to broker-dealers who may purchase the Selling Security Holders' Securities as principals and thereafter sell such securities from time to time in the over-the-counter market, in negotiated transactions, or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or both.

     The sale of the Securities may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Security Holders) in the over-the-counter market or in negotiated transactions, through a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. If any Selling Security Holder sells any Securities pursuant to this Prospectus at a fixed price or at a negotiated price which is, in either case, other than the prevailing market price, or in a block transaction to a purchaser who resells, or if any Selling Security Holder pays compensation to a broker-dealer that is other than the usual and customary discounts, concessions or commissions, or if there are any arrangements either individually or in the aggregate that would constitute a distribution of the Securities, a post-effective amendment to the Registration Statement of which this Prospectus is a part may need to be filed and declared effective by the Securities and Exchange Commission ("SEC") before such Selling Security Holder could make such sale, pay such compensation or make such a distribution.

                                  LEGAL MATTERS

     The validity of the issuance of 32,500 of the shares of Common Stock being offered hereby by Laser Storm of Longmont and the validity of the remaining shares of Common Stock being offered hereby have been passed upon for the Company by Smith, McCullough & Ferguson, P.C., and by Hopper and Kanouff, P.C., Denver, Colorado, respectively.

                                     EXPERTS

     The balance sheet of the Company as of December 31, 1995 and the statements of operations, shareholders' equity and cash flows for the fiscal years ended December 31, 1995 and 1994 have been included herein in reliance upon the report of HEIN + ASSOCIATES LLP, independent certified public accountants, given upon the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed with the SEC a registration statement ("Registration Statement") under the Securities Act of 1933, as amended ("1933 Act") with respect to the Securities offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules thereto, which may be examined at the SEC's offices without charge, or copies of which may be obtained from the SEC upon payment of the prescribed fees. Statements made in this Prospectus as to the contents of any contract, agreement or document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement, and each such statement is qualified in its entirety by such reference. The Company is a reporting company registered under the Securities Exchange Act of 1934, as amended ("1934 Act") and in accordance therewith files reports and other information with the SEC. All of such reports and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at regional offices of the SEC located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov.

     The Company intends to furnish its shareholders with annual reports containing audited financial statements and, upon request, quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                                LASER STORM, INC.
                          INDEX TO FINANCIAL STATEMENTS




                                                                           PAGE

Independent Auditor's Report................................................F-2

Balance Sheet - December 31, 1995...........................................F-3

Statements of Operations - For the Years Ended
     December 31, 1994 and 1995 ............................................F-4

Statements of Changes in Stockholders' Equity - For the Years Ended
     December 31, 1994 and 1995 ............................................F-5

Statements of Cash Flows - For the Years Ended
     December 31, 1994 and 1995 ............................................F-6

Notes to Financial Statements...............................................F-7

Unaudited Condensed Balance Sheet - June 30, 1996 ..........................F-18

Unaudited Condensed Statements of Operations - Six Months Ended
     June 30, 1996 and 1995 ................................................F-20

Unaudited Condensed Statement of Changes in Stockholders' Equity -
     Six Months Ended June 30, 1996 ........................................F-21

Unaudited Condensed Statements of Cash Flows - Six Months Ended
     June 30, 1996 and 1995 ................................................F-22

Notes to Condensed Financial Statements - ..................................F-23

                          INDEPENDENT AUDITOR'S REPORT







Board of Directors
Laser Storm, Inc.
Denver, Colorado



We have audited the accompanying balance sheet of Laser Storm, Inc. as of December 31, 1995 and the related statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Laser Storm, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the years ended December 31, 1994 and 1995, in conformity with generally accepted accounting principles.


/s/ Hein + Associates LLP
HEIN + ASSOCIATES LLP

Denver, Colorado
February 9, 1996, except for Note 8,
  for which the date is February 29, 1996

                                                          LASER STORM, INC.

                                                            BALANCE SHEET
                                                          DECEMBER 31, 1995




                                                                                DECEMBER 31,
                                                                                    1995
                                                                                -----------

                          ASSETS
CURRENT ASSETS:
    Cash ...................................................................   $    10,473
    Accounts receivable - trade, net of allowance for
       doubtful accounts of $30,000 ........................................       613,949
    Inventories ............................................................       442,545
    Deferred income taxes ..................................................       111,000
    Prepaid expenses and other .............................................        57,524
                                                                                ----------
            Total current assets ...........................................     1,235,491
                                                                                ----------
PROPERTY AND EQUIPMENT, net ................................................       337,602

OTHER ASSETS:
    Deferred offering costs ................................................       277,929
    Software development, net of accumulated amortization of $71,554 .......        88,536
    License fees, net of accumulated amortization of $5,833 ................        53,667
    Deposits and other .....................................................        29,473
                                                                                ----------
            Total other assets .............................................       449,605
                                                                                ----------
TOTAL ASSETS ...............................................................   $ 2,022,698
                                                                                ==========
                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable .......................................................   $   722,755
    Accrued expenses .......................................................       104,019
    Accrued compensation ...................................................       127,238
    Income taxes payable ...................................................        60,000
    Current maturities of long-term debt ...................................        20,294
    Customer deposits and deferred revenue .................................       214,805
    Contingent settlements .................................................       270,000
                                                                                ----------
            Total current liabilities ......................................     1,519,111

LONG-TERM DEBT, less current maturities ....................................        30,884

DEFERRED INCOME TAXES ......................................................        60,000

COMMITMENTS AND CONTINGENCIES (NOTES 5, 6, AND 7)

STOCKHOLDERS' EQUITY:
    Preferred stock, $.001 par value; 2,000,000 shares authorized:
        Series A 12% Convertible Cumulative Preferred Stock,
            140,000 shares issued and outstanding, liquidation preference
            of $718,000  ..................................................            140
        Series B 12% Convertible Cumulative Preferred Stock, no shares
            authorized at December 31, 1995 ................................          --
    Common stock, $.001 par value; 20,000,000 shares authorized;
        1,601,250 shares issued and outstanding ............................         1,601
    Additional paid in capital .............................................       575,136
    Accumulated deficit ....................................................      (164,174)
                                                                                ----------
            Total stockholders' equity .....................................       412,703
                                                                                ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .................................   $ 2,022,698
                                                                                ==========


              See accompanying notes to these financial statements.

                                                          LASER STORM, INC.

                                                      STATEMENTS OF OPERATIONS

                                                                                        FOR THE YEARS ENDED
                                                                                            DECEMBER 31,
                                                                                 -------------------------------
                                                                                    1994                1995
                                                                                    ----                ----
NET REVENUES ........................................................     $        2,786,850    $      5,477,540

COST OF GOODS SOLD ..................................................              1,375,368           2,352,606
                                                                          ------------------    ----------------

    GROSS PROFIT ....................................................              1,411,482           3,124,934

EXPENSES:
    General and administrative ......................................                895,673           1,546,453
    Selling and marketing ...........................................                586,433             820,471
    Depreciation and amortization ...................................                 47,566             116,183
    Product development .............................................                 98,593             139,979
    Contingent settlements ..........................................                   --               270,000
                                                                          ------------------    ----------------
         Total expenses .............................................              1,628,265           2,893,086
                                                                          ------------------    ----------------
OPERATING INCOME (LOSS) .............................................               (216,783)            231,848

    Income tax expense ..............................................                   --                (9,000)
                                                                          ------------------    ----------------

NET INCOME (LOSS) ...................................................      $         (216,783)   $        222,848
                                                                           ==================    ================

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS .................      $         (216,783)   $        204,848
                                                                           ==================    ================

PRO FORMA NET INCOME PER SHARE APPLICABLE TO
  COMMON STOCKHOLDERS ...............................................                            $            .10
                                                                                                 ================
PRO FORMA COMMON SHARES OUTSTANDING                                                                     2,033,000
                                                                                                 ================










              See accompanying notes to these financial statements.


                                                          LASER STORM, INC.

                                            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                           FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995



                                                                         PREFERRED STOCK         COMMON STOCK
                                                                   ------------------------  ----------------------
                                                                      Shares        Amount     Shares       Amount
                                                                   ------------   ---------  ----------    --------

BALANCES, January 1, 1994 ......................................           --     $   --        305,000   $    305

     Issuance of common stock for services .....................           --         --      1,296,250      1,296
     Net loss ..................................................           --         --            --         --
                                                                   ------------   --------   ----------  ----------

BALANCES, December 31, 1994 ....................................           --         --      1,601,250      1,601

     Private placement of Series A 12% Convertible
           Cumulative Preferred Stock ..........................        140,000        140          --         --
     Offering costs related to private placement ...............           --         --            --         --
     Net income ................................................           --         --            --         --
                                                                   ------------   --------   ----------  ---------

BALANCES, December 31, 1995 ....................................        140,000   $    140   1,601,250     $1,601
                                                                   ============   ========   ==========  ========

                                                                    Additional
                                                                     Paid-In     Accumulated
                                                                     Capital       Deficit       Total
                                                                    ---------    -----------   ---------

BALANCES, January 1, 1994 .......................................  $     --      $(170,239)   $(169,934)

     Issuance of common stock for services ......................      18,529         --         19,825
     Net loss ...................................................        --       (216,783)    (216,783)
                                                                    ---------    ---------    ---------

BALANCES, December 31, 1994 .....................................      18,529     (387,022)    (366,892)

     Private placement of Series A 12% Convertible
           Cumulative Preferred Stock ...........................     699,860         --        700,000
     Offering costs related to private placement ................    (143,253)        --       (143,253)
     Net income .................................................        --        222,848      222,848
                                                                    ---------    ---------    ---------

BALANCES, December 31, 1995 .....................................   $ 575,136    $(164,174)   $ 412,703
                                                                    =========    =========    =========


              See accompanying notes to these financial statements.

                                                         LASER STORM, INC.

                                                      STATEMENTS OF CASH FLOWS

                                                                                     FOR THE YEARS ENDED
                                                                                          DECEMBER 31,
                                                                                     -------------------
                                                                                       1994        1995
                                                                                       ----        ----

CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income (loss) ....................................................   $     (216,783)  $ 222,848
      Adjustments to reconcile net income (loss) to net cash
         provided by (used in) operating activities:
            Depreciation and amortization ..................................           47,566     116,183
            Loss on asset disposition ......................................            7,111      16,054
            Provision for bad debts ........................................            7,877      21,540
            Issuance of common stock for services ..........................           19,825        --
            Deferred income taxes ..........................................             --       (51,000)
         Changes in operating assets and liabilities:
              (Increase) decrease in:
                 Accounts receivable .......................................         (185,372)   (362,288)
                 Inventories ...............................................         (281,349)    (80,410)
                 Other .....................................................           71,813     (87,032)
              Increase (decrease) in:
                 Accounts payable ..........................................          313,212     139,516
                 Accrued expenses ..........................................          106,729     146,266
                 Customer deposits and deferred revenue ....................          409,553    (456,081)
                 Contingent settlements ....................................             --       270,000
                                                                               --------------   ---------
            Net cash provided by (used in) operating activities ............          300,182    (104,404)
                                                                               --------------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
      Capital expenditures for property and equipment ......................          (99,389)   (194,858)
      Software development costs ...........................................          (71,443)    (31,015)
      License costs ........................................................             --       (52,500)
                                                                               --------------   ---------
            Net cash used in investing activities ..........................         (170,832)   (278,373)
                                                                               --------------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from sale of Series A 12% Convertible
         Cumulative Preferred Stock ........................................             --       700,000
      Deferred offering costs ..............................................          (16,128)   (311,211)
      Principal payments on notes payable ..................................         (148,384)    (11,767)
                                                                               --------------   ---------
            Net cash provided by (used in) financing activities ............         (164,512)    377,022
                                                                               --------------   ---------
DECREASE IN CASH ...........................................................          (35,162)     (5,755)

CASH, at beginning of year .................................................           51,390      16,228
                                                                               --------------   ---------
CASH, at end of year .......................................................   $       16,228   $  10,473
                                                                               ==============   =========
SUPPLEMENTAL CASH FLOW INFORMATION -
      Cash paid for interest ...............................................   $        3,396   $   9,252
                                                                               ==============   =========
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
   FINANCING ACTIVITIES -
      Debt incurred for purchase of equipment ..............................   $         --     $  30,025
                                                                               ==============   =========









              See accompanying notes to these financial statements.

                                LASER STORM, INC.

                          NOTES TO FINANCIAL STATEMENTS


1.      NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES:

        Nature of Operations - The Company was incorporated in Colorado in 1990 under the name "The Crimson Corporation - a Holding Company." In November 1994, the Company changed its name to "Laser Storm, Inc."

        In November 1992, the Company filed for reorganization under Chapter 11 of the United States Bankruptcy Code. In November 1993, the Company's Plan of Reorganization was confirmed by the Bankruptcy Court. In November 1994, the Court ordered the proceedings to be closed. The confirmed plan provided for the payment of $26,000 in settlement of $172,000 of trade payables. The bankruptcy proceeding did not result in an alteration of the relative ownership interests of the Company.

        The Company has developed interactive laser tag game systems ("Laser Systems") which it sells primarily to independent operators generally throughout the United States. The Company's revenues are predominantly derived from the sale of Laser Systems and arenas. The games are played between teams of opponents in themed arenas utilizing special effects for sound, lighting, barriers, and other decorative elements.

        Inventories - Inventories are stated at the lower of cost or market, determined by the first-in, first-out method and consist of the following at December 31, 1995:

                    Raw materials ...................   $225,702
                    Finished goods ..................    124,649
                    Product held for replacement .....    92,194
                                                        --------
                            Total inventory .........   $442,545
                                                        ========
        Product held for replacement is used to replace components of the Laser Systems received under the Company's warranty program. These components are stated net of a reserve for the estimated cost to refurbish.

        Property and Equipment - Property and equipment is stated at cost. Depreciation is calculated using declining balance and straight-line methods over the estimated useful lives of the respective assets as follows:
                                                             Years
                                                             -----
                    Trade show demonstration equipment .....  2-5
                    Office furniture and equipment ........   3-7
                    Laser Systems and arenas ..............   3-5
                    Tooling equipment and other ...........   1-5

        The cost of normal maintenance and repairs is charged to operating expenses as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of properties sold, or otherwise disposed of, and the related accumulated depreciation are removed from the accounts, and any gains or losses are reflected in current operations.

                                LASER STORM, INC.

                          NOTES TO FINANCIAL STATEMENTS


        Deferred Offering Costs - Deferred offering costs represent costs incurred in connection with the proposed public offering of the Company's units. Such costs will be offset against the proceeds if the offering is successful, or expensed to operations if the offering is unsuccessful.

        Income Taxes - Income taxes are provided for in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." SFAS No. 109 requires an asset and liability approach in the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of the Company's assets and liabilities.

        Financial Instruments - Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, management's best estimate is that the carrying amount of cash, receivables, notes payable, accounts payable, and accrued expenses approximates fair value due to the short maturity or the immaterial difference between fair value and carrying value for these instruments.

        Revenue Recognition - The Company generally recognizes sales of Laser Systems and arenas upon shipment to the customer if there are no unresolved conditions related to the sale. Prior to shipment, the Company generally collects a deposit of approximately 50% of the purchase price.

        Revenue Participation Interests - The Company has an interest in certain revenue participation arrangements whereby it will receive a continuing revenue interest from Laser System operations. At December 31, 1995, the Company's investment in these ventures amounted to $84,543 which is included in property and equipment. Revenue participation is recognized as earned; however, through December 31, 1995, such revenue was not significant in relation to net sales.

        Warranty - The Company generally provides a 90-day warranty on all sales of Laser Systems. In addition, the Company has a warranty program under renewable annual contracts whereby customers pay a monthly usage fee. Such fees are recognized in the month in which they are earned.

        Product Development Costs - Product development costs are charged to operations in the period incurred.

        Intangible Assets - The Company capitalizes computer software development costs to develop and update software for which technological feasibility has been established. This software is an integral component in the Company's Laser Systems and is not sold separately. These costs are capitalized and amortized over an estimated useful life of five years.

        License fees relate to the purchase of rights which permit the Company to utilize a specific theme for the development of arenas. Such costs are being amortized over three years utilizing the straight-line method.

        Amortization expense was approximately $21,000 and $35,000 for the years ended December 31, 1994 and 1995, respectively.

                                LASER STORM, INC.

                          NOTES TO FINANCIAL STATEMENTS


        Pro Forma Net Income Per Share - Pro forma net income per share is computed based on common stock outstanding and common stock equivalents. For common stock and common stock equivalents, including the preferred stock discussed in Notes 7 and 8 issued at prices below the $4.00 per unit price, for the Company's public offering, the Company included such stock and equivalents in the weighted average calculation as if they were outstanding for the full year ended December 31, 1995 (using the treasury stock method).

        Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. The actual results could differ from those estimates.

        The Company's financial statements are based on a number of significant estimates, including the allowance for doubtful accounts, possible technological obsolescence of inventories, realizability of intangible assets, the estimated useful lives selected for property and equipment, warranty reserve, and contingent liability settlements. As discussed in
        Note 6, the settlements which were reached in February 1996 are contingent upon the completion of the Company's initial public offering and, if the offering is not successful, the parties can refile their claims. If this occurs, the actual amount could vary from the amount recorded. Additionally, if the Company's appeal is successful in the wrongful termination case, the estimated cost of this contingency will be reversed. For these reasons, management believes that it is reasonably possible that its estimates for contingent liabilities could materially change within the next year.

        As discussed in Note 5, the Company entered into a five-year lease agreement in connection with a revenue participation arrangement. The lease provides for minimum annual payments of $50,000 through November 2000. If this venture's cash flow is inadequate to meet this obligation, the Company will be required to provide any necessary funding to the extent of this commitment. Management presently believes that it is unlikely the Company will be required to provide such funding.

        Significant Concentrations - The Company's sales are generally higher dollar value items with no major concentrations among customer groups. At December 31, 1995, the Company, however, had a trade receivable of approximately $102,000, which was due from a single customer.

        The Company's letter of intent for its initial public offering is with an investment banking firm that was also responsible for the sale of preferred stock in the private placements discussed in Notes 7 and 8.

        Impact of Recently Issued Accounting Standards - In March 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Impairment of Long-Lived Assets." This new standard is effective for years beginning after December 15, 1995, and would change the Company's method of determining impairment of long-lived assets. Although the Company has not performed a detailed analysis of the impact of this new standard on the Company's financial statements, the Company does not believe that adoption of the new standard will have a material effect on the financial statements.

                                LASER STORM, INC.

                          NOTES TO FINANCIAL STATEMENTS


        In October 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Stock-Based Compensation" (FAS 123). The new statement is effective for fiscal years beginning after December 15, 1995. FAS 123 encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments to employees based on fair value. Companies that do not adopt the fair value accounting rules must disclose the impact of adopting the new method in the notes to the financial statements. Transactions in equity instruments with non-employees for goods or services must be accounted for on the fair value method. The Company currently does not intend to adopt the fair value accounting prescribed by FAS 123, and will be subject only to the disclosure requirements prescribed by FAS 123.


2.      PROPERTY AND EQUIPMENT:

        At December 31, 1995, property and equipment consists of the following:


          Trade show demonstration equipment .......   $ 181,566
          Office furniture and equipment ...........     115,939
          Laser Systems and arenas .................      84,543
          Tooling equipment and other ..............      66,129
                                                       ---------
                     Total property and equipment ..     448,177

          Less accumulated depreciation ............    (110,575)
                                                       ---------
                     Net property and equipment ....   $ 337,602
                                                       =========

      Depreciation expense amounted to approximately $27,000 and $81,000 for the years ended December 31, 1994 and 1995, respectively.


3.    LONG-TERM DEBT:

      At December 31, 1995, long-term debt consists of the following:


          Notes payable, interest at 7%, monthly payments of $662
          including interest, due October 1999, unsecured ........   $ 24,757

          Contract payable, interest at 36%, monthly payments of
          $1,781 including interest, due August 1997 .............     26,421
                                                                     --------
                 Total long-term debt ............................     51,178

          Less current maturities ................................    (20,294)
                                                                     --------
                 Long-term debt, less current maturities .........   $ 30,884
                                                                     ========

                                LASER STORM, INC.

                          NOTES TO FINANCIAL STATEMENTS

      Aggregate maturities required on long-term debt at December 31, 1995, are due as follows:

            YEARS ENDING DECEMBER 31,
            ------------------------
                     1996 .............................  $20,294
                     1997 .............................   19,410
                     1998 .............................    7,370
                     1999 .............................    4,104
                                                         -------
                                                         $51,178
                                                         =======
4.    INCOME TAXES:

      A reconciliation of the income tax benefit (expense) at the statutory rate to income tax benefit (expense) from continuing operations at the Company's effective rate is as follows:
                                                                YEARS ENDED
                                                                DECEMBER 31,
                                                             ------------------
                                                              1994        1995
                                                              ----        ----
     Computed tax benefit (expense) at the expected
     statutory rate ....................................   $ 17,700    $(78,800)
     Increase (reduction) in income taxes resulting from:
        State income taxes, net of Federal benefit .....      1,600      (7,000)
        Nondeductible expenses .........................       --       (14,700)
        Reduction in valuation allowance due to
          utilization of net operating loss carryovers .       --        91,500
        Decrease (increase) in valuation allowance .....    (19,300)       --
                                                           --------    --------
                                                           $   --      $ (9,000)
                                                           ========    ========

        The components of the Company's provision for income taxes consist of the following:

                                                      YEARS ENDED DECEMBER 31,
                                                      -----------------------
                                                          1994      1995
                                                          ----      ----
                 Current provision ..................  $   --    $(60,000)
                 Deferred benefit ...................      --      51,000
                                                        -------   -------
                     Total ..........................  $   --    $ (9,000)
                                                        =======   ========

                                LASER STORM, INC.

                          NOTES TO FINANCIAL STATEMENTS


        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below:

                                                                    DECEMBER 31,
                                                                        1995
                                                                    -----------
          Deferred Tax Assets:
                  Contingent settlements ........................   $  76,200
                  Accounts receivable ...........................      10,900
                  Accrued vacation and warranty .................      19,800
                  Other .........................................       4,100
                                                                    ---------
                      Deferred tax asset, current ...............   $ 111,000
                                                                    =========
          Deferred Tax Liabilities:
                  Software development costs ....................   $ (32,800)
                  Property and equipment ........................     (27,200)
                                                                    ---------
                      Deferred tax liability, long-term .........   $ (60,000)
                                                                    =========
5.      COMMITMENTS:

        Office Lease - The Company leases office space, equipment and warehouse facilities under noncancellable operating leases. Total rental expense was approximately $58,000 and $87,000 for the years ended December 31, 1994 and 1995, respectively. In 1995, the Company entered into a new ten-year lease which commenced in February 1996. An officer of the Company has personally guaranteed the Company's obligations for approximately the first five years under this lease. As of December 31, 1995, the total minimum rental commitments under all operating leases, including the new lease, are as follows:

              YEARS ENDING DECEMBER 31,
              ------------------------
                        1996 .........................   $292,000
                        1997 .........................    306,000
                        1998 .........................    306,000
                        1999 .........................    333,000
                        2000 .........................    329,000
                     After 2000 ......................  1,596,000
                                                        ---------
                                                       $3,162,000
                                                        =========

      The rental commitment amounts shown above include $50,000 per year through November 2000 in connection with a lease, which the Company entered into with respect to a revenue participation arrangement.

                                LASER STORM, INC.

                          NOTES TO FINANCIAL STATEMENTS


      Royalty Arrangements - In October 1995, the Company entered into a license agreement to utilize the name, logo, and characters from the motion picture STARGATE. The Company agreed to pay a royalty based on revenues derived from the STARGATE Laser Systems. The Company is required to pay $50,000 of advance royalties which will offset royalties otherwise payable under the license agreement. At December 31, 1995, the Company had paid advance royalties of $25,000.

      Employment Agreements - The Company has entered into employment agreements with six of the Company's executive officers which provide for aggregate annual compensation of $708,000 in 1996, $708,000 in 1997, and $580,000 in
      1998. The agreements may be terminated by the Company without cause upon 30 days' notice. In the event of a termination without cause, the Company would be required to pay 100% of the remaining payments until expiration of the agreement with the Company's chief executive officer. The president and the other four officers are entitled to receive their respective salaries for three to six-month periods.

      Consulting Agreement - In August 1995, the Company entered into an agreement with a consultant to assist management with business expansion plans and product distribution and licensing arrangements. The agreement provides for 17 monthly payments of $10,500 commencing on October 1, 1995 and a final payment of $9,000 on March 1, 1997. Additionally, the Company agreed to grant the consultant an option to purchase 50,000 shares of the Company's common stock for $.75 per share. If not previously exercised, this option will expire on February 28, 1997.

      Liquidity - The Company has experienced liquidity problems in the past and at December 31, 1995, had a working capital deficit of $283,620 and an accumulated deficit of $164,174. Additionally, as discussed in Note 1, the Company emerged from bankruptcy in November 1994.

      As reflected in the Company's financial statements, the Company's sales have increased during the year ended December 31, 1995, which has also resulted in improved financial performance. As discussed further in Note 8, the Company obtained additional capital of approximately $890,000 through a private placement of Series B 12% Convertible Cumulative Preferred Stock, which was completed in February 1996. Additionally, the Company is in the process of undertaking a proposed public offering of units consisting of common stock and warrants.


6.    CONTINGENCIES:

      The Company has accrued $270,000 for legal contingencies during the year ended December 31, 1995. A discussion of the underlying legal proceedings and settlements is presented below.

      In December 1995, the Company was served with a lawsuit that was filed by a previous manufacturer (the "Manufacturer") of the Company's laser tag system alleging, among other things, past due royalties. The Company believes prior royalty arrangements with the Manufacturer were terminated as part of its Plan of Reorganization. However, to avoid extensive litigation, the Company entered into a settlement agreement with the Manufacturer pursuant to which the Manufacturer agreed to dismiss its complaint without prejudice, and the Company agreed to dismiss its counterclaims against the Manufacturer without prejudice. The Company agreed to pay the Manufacturer $100,000 out of the proceeds of the public

                                LASER STORM, INC.

                          NOTES TO FINANCIAL STATEMENTS


      offering of the Company's units, granted the Manufacturer a five-year option to purchase 175,000 shares of the Company's common stock at $4.00 per share, and agreed to purchase certain inventory (at cost) from the Manufacturer for $35,000. In 1995, the Company has accrued a liability to cover the settlement.

      In November 1994, the Company entered into an agreement with a consulting firm (the "Consultant") which agreed to provide consulting services to the Company for the six-month period ended April 30, 1995, for a fee of $10,000 per month. The Company made one payment in November 1994 conditioned on the Consultant providing the Company with a letter of intent for a public offering. The Consultant never provided such letter of intent and the Company made no further payments. In December 1995, the Consultant filed a lawsuit against the Company. In February 1996, the Company entered into a settlement agreement with the Consultant pursuant to which the Consultant agreed to dismiss its complaint without prejudice and the Company agreed to pay the Consultant $60,000 out of the proceeds of the Company's public offering and agreed that the Consultant would have the right to purchase 100,000 units in the public offering at the public offering price. The Company accrued this settlement in the financial statements as of December 31, 1995.

      During 1995, an employee was terminated and a lawsuit was filed alleging wrongful termination. In January 1996, a court ruled that the Company must pay the former employee $90,000 plus interest, attorney's fees, and other costs of litigation. As of December 31, 1995, the Company accrued a liability for this judgment, even though the Company has appealed the court's decision.


7.    STOCKHOLDERS' EQUITY:

      Stock Split - On November 1, 1994, the Company effected a 3.05 for one stock split and changed the no par value common stock to common stock with a par value of $.001. Accordingly, all share and per share amounts in the accompanying financial statements have been retroactively restated to give effect to the stock split.

      Stock Issuances - During 1994, the Company issued a total of 1,296,250 shares of common stock for services performed by officers and directors of the Company. These shares were valued by the Company's Board of Directors based on their estimate of the value of the common stock at the time the shares were issued.

      Stock Options - The Company has adopted an Amended Stock Incentive Plan which reserves 300,000 shares of the Company's common stock for grants to employees. The exercise price for options granted under the Plan will not be less than 100% of the fair value of the Company's common stock on the date of grant and the exercise period cannot exceed ten years.

      In December 1994, the Company granted options for 141,000 shares of common stock which are exercisable for $.20 per share. In June 1995, the Company granted additional options for 75,000 shares of common stock which are exercisable for $.75 per share. The Company's Board of Directors valued thee options at fair value of the underlying common stock on the issuance date. Although there was no market for the underlying shares, the $.75

                                LASER STORM, INC.

                          NOTES TO FINANCIAL STATEMENTS

     option valuation gives effect to the Company's improving earnings; however, a negative net worth, a working capital deficit and continued earnings inconsistencies were also factors considered in determining the fair value of the common stock. In August 1995, the Company granted options for an additional 28,500 shares of common stock which are exercisable for $2.00 per share. In addition to improved earnings the Company's Board of Directors also considered the discussions with the underwriter, which began in August 1995 and included discussions related to the structure of the possible sale of convertible preferred stock (see "Preferred Stock" below), as factors affecting the fair value of the underlying common stock for the $2.00 options.

     The Company has granted options under the Plan as follows:

                                                Number of Shares Vesting In:
                          Number    Exercise -----------------------------------
         Grant Date      of Shares   Price     1995     1996      1997      1998
      -----------------  --------- --------- -------   -------   -------  ------

     December 1994 ....  141,000   $   .20   47,000    47,000    47,000     --
     June 1995 ........   75,000       .75   25,000    25,000    25,000     --
     August 1995 ......   28,500      2.00     --       9,500     9,500    9,500
     November 1995 ....   55,500             10,100    18,500    18,500    8,400
                        --------   -------   -------   -------   -------  ------

        Total .........  300,000             82,100   100,000   100,000   17,900
                        ========   =======   ======   =======   =======   ======

        The options granted in November 1995 are exercisable $4.00 per share. Through December 31, 1995, none of the options have been exercised. If not previously exercised, all of the options expire five years after the date on which vesting occurs. Subsequent to year-end, options for 5,100 shares were forfeited when two employees terminated.

        In October through December 1995, the Company's Board of Directors approved the grant of non-qualified options to certain officers and directors of the Company for a total of 250,000 shares. The exercise price for these options will be equal to the initial public offering price for the Company's units.
        These options vest as follows:

              YEAR ENDING DECEMBER 31,
              -----------------------
                       1995 ......................   50,000
                       1996 ......................   75,000
                       1997 ......................   75,000
                       1998 ......................   50,000
                                                    -------
                                                    250,000
                                                    =======

        As discussed in Notes 5 and 6, the Company granted nonqualified options for 50,000 and 175,000 shares to a consultant and the Manufacturer.

        Preferred Stock - In September 1995, the Company's Board of Directors and shareholders approved the authorization of 2,000,000 shares of preferred stock which may be issued in series with such rights and preferences as determined by the Company's Board of Directors.

                                LASER STORM, INC.

                          NOTES TO FINANCIAL STATEMENTS


        The Board of Directors has designated 140,000 shares as Series A 12% Convertible Cumulative Preferred Stock ("Series A Preferred Stock"). In October 1995, the Company sold 140,000 shares of Series A Preferred Stock for $5.00 per share. These shares of Series A Preferred Stock are voting and convertible into units (as discussed below) at 70% of the unit price, if converted at the time of the public offering, or common stock at 70% of the market price of the Company's publicly traded common stock, if converted at a subsequent date. The Company paid a 10% commission and a 3% non-accountable expense allowance related to this offering. The Series A Preferred Stock has a liquidation preference of $700,000, plus accrued but unpaid dividends. As of December 31, 1995, accumulated dividends were $18,000.

        The dividend rate of Series A Preferred Stock shall be increased from $.60 to $.75 per share as of October 15, 1996, a one-for-five stock dividend of the Series A Preferred Stock will be paid on October 15, 1996 and a sinking fund equal to 2% of the Company's net revenues will be established to redeem the Series A Preferred stock, plus accrued but unpaid dividends, beginning on October 15, 1996, if by October 15, 1996, the Company has not completed one of the following: the effectiveness of a registration statement under the Securities Act of 1933 for the offering of the Company's common stock, the merger with a public company, the filing of a Form 10 under the Securities Exchange Act of 1934, or the preparation and dissemination of the information required by Rule 15c2-11 under the Securities Exchange Act of 1934 so as to permit a trading market for the common stock of the Company. The Company may redeem the Series A Preferred Stock after October 15, 1996, at a price of $6.25 per share plus accrued and unpaid dividends.

        Also see Note 8 regarding a Series B Preferred Stock offering after year-end.

        Proposed Public Offering - The Company has entered into a letter of intent (LOI) with an underwriter for the proposed sale of 1,300,000 units at a price which may range between $4.00 to $5.00 per unit. Each unit will consist of one share of common stock and one warrant. The warrants will be exercisable for a period of five years and will entitle the holder to purchase one share of common stock at an exercise price of 125% of the initial unit offering price. However, if the Company does not report net after tax earnings of at least $.40 per share (target earnings) for the four fiscal quarters ending March 31, 1997, then the exercise price per share will be reduced by $.20 for each $.01 shortfall from the target earnings, but such exercise price will not be reduced below $1.00 per share. The warrants are redeemable by the Company under certain circumstances at $.05 per warrant provided that for at least 30 consecutive trading days the market price of the Company's common stock is at least 175% of the initial unit offering price. In connection with the offering, the underwriter will receive a 10% discount, a 3% nonaccountable expense allowance ($45,000 of which will be prepaid on an accountable basis), and a 4% commission on proceeds received from the exercise of warrants solicited by the underwriter. The underwriter will also receive a warrant, exercisable for 130,000 units at 125% of the initial offering price per unit for a period of four years, beginning one year after the offering, to purchase 130,000 units. The LOI is subject to cancellation and/or change.

                                LASER STORM, INC.

                          NOTES TO FINANCIAL STATEMENTS


8.      SUBSEQUENT EVENTS:

        In February 1996, the Board of Directors designated 200,000 shares of preferred stock as Series B 12% Cumulative Convertible Preferred Stock ("Series B Preferred Stock"). On February 29, 1996, the Company completed the sale of all 200,000 shares of Series B Preferred Stock for $5.00 per share. After payment of commissions, the Company received net proceeds of $900,000. Other costs of this offering are estimated to be approximately $10,000.

        The Series B Preferred Stock has similar rights and preferences as the Series A Preferred Stock except the Company can redeem the Series B Preferred Stock at any time after February 15, 1997. Additionally, the increase in the dividend rate from $.60 to $.75 per share does not occur until February 15, 1997, and the sinking fund is not required until February 15, 1997.

                                LASER STORM, INC.

                        UNAUDITED CONDENSED BALANCE SHEET
                                  June 30, 1996


                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents ..............................           $3,803,878
   Accounts receivable-trade, net .........................              824,029
   Notes receivable, current ..............................              271,589
   Inventories ............................................              456,487
   Deferred income taxes ..................................              145,000
   Prepaid expenses and other .............................              248,096
                                                                      ----------

             Total current assets .........................            5,749,079
                                                                      ----------

PROPERTY AND EQUIPMENT, net ...............................              540,033
                                                                      ----------

OTHER ASSETS:
   Deferred offering costs ...............................                  --
   Software development, net .............................                72,527
   License fees, net .....................................                50,066
   Notes receivable, non-current .........................               348,684
   Deposits and other ....................................                43,128
                                                                      ----------
             Total other assets ...........................              514,405
                                                                      ----------
TOTAL ASSETS ..............................................           $6,803,517
                                                                      ==========













           See Accompanying Notes to Condensed Financial Statements.

                                      F-18


                                LASER STORM, INC.

                  UNAUDITED CONDENSED BALANCE SHEET, Continued
                                  June 30, 1996


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable .......................................   $   251,966
   Accrued expenses .......................................       171,597
   Accrued compensation ...................................       172,597
   Income taxes payable ...................................        10,000
   Current maturities of long-term debt ...................         7,940
   Customer deposits and deferred revenue .................       150,507
   Contingent settlements .................................          --
                                                              -----------
             Total current liabilities ....................       764,607

LONG TERM DEBT, less current maturities ...................        33,942

DEFERRED INCOME TAXES .....................................        51,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Preferred stock, $.001 par value; 2,000,000 shares authorized:
      Series A 12% Convertible Cumulative Preferred Stock,
      no shares issued ....................................          --
      Series B 12% Convertible Cumulative Preferred Stock,
      no shares issued ....................................          --
   Common Stock, $.001 par value; 20,000,000 shares authorized;
          3,726,211 shares issued and outstanding .........         3,726
   Additional paid in capital .............................     6,186,662
   Accumulated deficit ....................................      (236,420)
                                                              -----------
              Total stockholders' equity ..................     5,953,968
                                                              -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ................   $ 6,803,517
                                                              ===========










           See Accompanying Notes to Condensed Financial Statements.

                                LASER STORM, INC.

                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

                                                   Six Months Ended June 30,
                                                 ----------------------------
                                                     1996           1995
                                                     ----           ----

        NET REVENUES .........................   $ 2,879,389    $ 2,169,436
        COST OF GOODS SOLD ...................     1,133,549      1,023,959
                                                 -----------    -----------
                     GROSS PROFIT ............     1,745,840      1,145,477

        EXPENSES:
           General and administrative ........     1,059,719        617,705
           Selling and marketing .............       627,634        353,037
           Depreciation and amortization .....       105,313         43,363
           Product development ...............       101,433         83,161
                                                 -----------    -----------
                     Total expenses ..........     1,894,099      1,097,266
                                                 -----------    -----------

        OPERATING INCOME (LOSS) ..............      (148,259)        48,211
           Interest income (expense) .........        33,013         (1,166)
                                                 -----------    -----------
        INCOME BEFORE TAXES ..................      (115,246)        47,045
           Income tax (expense) benefit ......        43,000           --
                                                 -----------    -----------

        NET INCOME (LOSS) ....................       (72,246)        47,045
           Accrued preferred dividends .......       (45,891)          --
                                                 -----------    -----------
        INCOME (LOSS) APPLICABLE TO
           COMMON SHAREHOLDERS ...............   $  (118,135)   $    47,045
                                                 ===========    ===========
        WEIGHTED AVERAGE COMMON SHARES
           OUTSTANDING .......................     2,395,000      2,033,000
                                                 ===========    ===========
        EARNINGS PER SHARE APPLICABLE TO
           COMMON SHAREHOLDERS ...............   $     (0.05)   $      0.02
                                                 ===========    ===========







           See Accompanying Notes to Condensed Financial Statements.



                                                          LASER STORM, INC.

                                       UNAUDITED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                               For the Six Months Ended June 30, 1996

                                                       Preferred Stock            Common Stock
                                                  ------------------------   -------------------------
                                                    Shares        Amount         Shares       Amount

BALANCES, December 31, 1995 ................       140,000     $      140      1,601,250    $    1,601

   Private placement of Series B 12%
     Convertible Cumulative Preferred
     Stock .................................       200,000            200           --            --

   Offering costs related to private
      placement ............................          --             --             --            --

   Public offering of 1,495,000 units ......          --             --        1,495,000         1,495

   Offering costs related to public offering          --             --             --            --

   Conversion of Series A and B 12 %
      Convertible Cumulative Preferred Stock      (340,000)          (340)       629,961           630

   Net loss ................................          --             --             --            --
                                               -----------    -----------    -----------   -----------

BALANCES, June 30, 1996 ....................          --      $      --        3,726,211   $     3,726
                                               ===========    ===========    ===========   ===========

                                                 Additional
                                                  Paid-In       Accumulated
                                                  Capital          Deficit         Total
                                               ------------     -----------     ---------

BALANCES, December 31, 1995 ................ $     575,136    $  (164,174)     $ 412,703

   Private placement of Series B 12%
     Convertible Cumulative Preferred
     Stock .................................       999,800           --        1,000,000

   Offering costs related to private
      placement ............................      (109,815)          --         (109,815)

   Public offering of 1,495,000 units ......     5,978,505           --        5,980,000

   Offering costs related to public
      offering .............................    (1,256,474)          --       (1,256,474)

   Conversion of Series A and B 12 %
      Convertible Cumulative Preferred Stock          (490)          --             (200)

   Net loss ................................          --          (72,246)       (72,246)
                                               -----------    -----------    -----------

BALANCES, June 30, 1996 ....................  $  6,186,662    $  (236,420)   $ 5,953,968
                                               ===========    ===========    ===========










           See Accompanying Notes to Condensed Financial Statements.


                                                          LASER STORM, INC.

                                            UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

                                                                                                    Six Months Ended June 30,
                                                                                               -------------------------------------
                                                                                                      1996                  1995
                                                                                                      ----                  ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss) .............................................................             $   (72,246)             $    47,045
   Adjustments to reconcile net income (loss) to net cash
      provided by (used in) operating activities:
      Depreciation and amortization ..............................................                 105,314                   43,364
      Loss on asset disposition ..................................................                 (11,375)                    --
      Provision for bad debts ....................................................                  10,000                     --
      Deferred income taxes ......................................................                 (43,000)                    --
      Changes in operating assets and liabilities:
         (Increase) decrease in:
             Accounts receivable .................................................                (226,513)                 139,074
             Notes receivable ....................................................                (620,273)                    --
             Inventories .........................................................                 (13,942)                 214,628
             Other ...............................................................                (203,792)                 (51,661)
         Increase (decrease) in:
             Accounts payable ....................................................                (464,799)                 (11,810)
             Accrued expenses ....................................................                 112,945                   12,014
             Income taxes payable ................................................                 (50,000)                    --
             Customer deposits and deferred revenue ..............................                 (64,299)                (169,962)
             Contingent settlements ..............................................                (270,000)                    --
                                                                                               -----------              -----------

   Net cash provided by (used in) operating activities ...........................              (1,811,980)                 222,692
                                                                                               -----------              -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures for property and equipment ...............................                (251,760)                 (34,609)
   Software development costs ....................................................                    --                    (15,251)
   License costs .................................................................                 (25,000)                    --
                                                                                               -----------              -----------
              Net cash used in investing activities ..............................                (276,760)                 (49,860)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from sale of Series B 12% Convertible
      Cumulative Preferred Stock .................................................                 889,985                     --
   Proceeds from sale of Common Stock ............................................               5,202,600                     --
   Deferred offering costs .......................................................                (201,145)                 (10,000)
   Principal payments on notes payable ...........................................                  (9,295)                  (3,971)
                                                                                               -----------              -----------
              Net cash provided by (used in)
              financing activities ...............................................               5,882,145                  (13,971)
                                                                                               -----------              -----------
INCREASE (DECREASE) IN CASH AND EQUIVALENTS ......................................               3,793,405                  158,861

CASH AND EQUIVALENTS, at beginning of period .....................................                  10,473                   16,228
                                                                                               -----------              -----------
CASH AND EQUIVALENTS, at end of period ...........................................             $ 3,803,878              $   175,089
                                                                                               ===========              ===========




           See Accompanying Notes to Condensed Financial Statements.

                                LASER STORM, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS


1.       Interim Financial Statements:

In the opinion of management of the Company, the accompanying unaudited financial statements include all adjustments necessary, all of which were of a normal recurring nature, to make the financial statements not misleading.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These condensed financial statements should be read in conjunction with the financial statements and related notes for the fiscal year ended December 31, 1995 contained in the Company's definitive prospectus dated April 23, 1996.

The results of operations for the six months ended June 30, 1996, are not necessarily indicative of the results to be expected for the full year.

2.       Public Offering:

In April 1996, the Company completed a public offering of 1,495,000 units at a price of $4.00 per unit. Each unit consists of one share of common stock and one warrant. The warrants are exercisable for a period of five years and entitle the holder to purchase one share of common stock at an exercise price of $5.00 per share. However, if the Company does not report net after tax earnings of at least $.40 per share (target earnings) for the four fiscal quarters ending March 31, 1997, then the exercise price per share will be reduced by $.20 for each $.01 shortfall from the target earnings, but such exercise price will not be reduced below $1.00 per share. The warrants are redeemable by the Company under certain circumstances at $.05 per warrant provided that for at least 30 consecutive trading days the market price of the Company's common stock is at least $7.00 per share. In connection with the offering, the underwriters received a 10% discount and a 3% nonaccountable expense allowance and, subject to certain limitations, the representative of the underwriters will receive a 4% commission on proceeds received from the exercise of warrants solicited by the representative of the underwriters. The representative of the underwriters also received a warrant, exercisable for 130,000 units at $5.40 per unit for a period of four years, beginning on April 23, 1997. Net proceeds from the public offering were $4,723,526, after paying the aforementioned discounts and expenses to the underwriters and other offering costs totaling $479,074. Also in April 1996, an additional 629,961 units were issued as a result of the conversion of 140,000 shares of Series A 12% Convertible Cumulative Preferred Stock and 200,000 shares of Series B 12% Convertible Cumulative Preferred Stock.

                                LASER STORM, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS


3.       Notes Receivable:

During the six months ended June 30, 1996, the Company began offering a financing program to its customers for sales of its systems and arenas. The program generally requires an advance deposit ranging from 30% to 40% of the purchase price. The balance plus interest at a rate ranging from 8.5% to 9.9% is payable over a period ranging from 24 to 36 months. Sales under this program for the six months ended June 30, 1996, were $941,554 and the amount financed was $620,273.

4.        Earning Per Share

For the six months ended June 30, 1995, the calculation of weighted average shares outstanding includes all common stock options and the Series A and Series B preferred stock, which were issued prior to the Company's initial public offering at prices below the $4.00 per unit offering price. Such preferred stock and options to purchase common stock are included in the calculation for the entire six months ended June 30, 1995 and from January 1, 1996 through April 23, 1996, using the treasury stock method based on the $4.00 per unit offering price.

For the six months ended June 30, 1996, common stock equivalents are excluded from the weighted average shares since they are anti-dilutive.

5.        Concentration of Credit Risk

At June 30, 1996, cash and equivalents includes an investment in a single U.S. Treasury Bill with an amortized cost of $1,987,000. The Company also had investments in commercial paper issued by major U. S. corporations of approximately $995,000 and $648,000.

6.        Subsequent Event

In July 1996 the Company purchased an existing Laser Storm game center located in Longmont, Colorado from unaffiliated persons. The total consideration was $160,000, which was paid at closing by paying $30,000 in cash and by paying the balance of $130,000 by issuing 32,500 shares of the Company's common stock to one of the sellers. Pursuant to the terms of the asset purchase agreement, the Company is registering the 32,500 shares for resale. The seller has 90 days from the date of the prospectus to sell the shares. If the seller has sold the shares for less than $130,000, the Company will immediately pay the seller the difference between the sales price of the shares and $130,000. Any remaining shares will be returned to the Company. If the sales price is more than $130,000, the Company has no further obligation to the seller and the seller is entitled to retain any excess shares or purchase price. In connection with the purchase, the Company also loaned the seller approximately $46,380 to pay the seller's bank loan. The loan is evidenced by a promissory note and is secured by a first in priority interest in the shares. All proceeds from the sale of the shares shall be applied first to retiring the loan.

-------------------------------------------------------------------------------



                                                  2,382,571 Shares and
                                                      629,961 Units

No person  has been  authorized  to
give any information or to make any
representation  in connection  with                 LASER STORM INC.
the offering  being made hereby not
contained in this Prospectus,  and,
if given or made, such  information
or   representation   must  not  be
relied    upon   as   having   been
authorized.  This  Prospectus  does
not  constitute an offer to sell or           The Units Consist of 629,961
solicitation of an offer to buy any            Shares of Common Stock and
of the securities offered hereby in                 629,961 Warrants
any  jurisdiction  in  which  it is
unlawful  to  make  such  offer  or
solicitation in such  jurisdiction.
Neither   the   delivery   of  this
Prospectus   nor  any   sale   made                   -------------
hereunder     shall    under    any
circumstances create an implication                    PROSPECTUS
that  information  contained herein                   -------------
is   correct   as   of   any   time
subsequent to the date hereof.


     -------------------------

PROSPECTUS SUMMARY .....................    2
RISK FACTORS ...........................    6        _________, 1996
USE OF PROCEEDS ........................   11
MARKET PRICES OF COMMON EQUITY,
  DIVIDEND POLICY AND RELATED
  STOCKHOLDER MATTERS ..................   11
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OR PLAN OF OPERATIONS ................   12
BUSINESS ...............................   17
MANAGEMENT .............................   29
EXECUTIVE COMPENSATION .................   31
PRINCIPAL SHAREHOLDERS .................   35
CERTAIN TRANSACTIONS ...................   36
DESCRIPTION OF SECURITIES ..............   37
SELLING SECURITY HOLDERS ...............   39
PLAN OF DISTRIBUTION ...................   40
LEGAL MATTERS ..........................   41
EXPERTS ................................   41
ADDITIONAL INFORMATION .................   41
FINANCIAL STATEMENTS ...................  F-1


-------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.       Indemnification of Directors and Officers.

     The statutes, charter provisions, bylaws, contracts, or other arrangements under which any controlling person, director, or officer of the Registrant is insured or indemnified in any manner against liability which he or she may incur in his or her capacity as such are as follows:

     (a) Sections 7-109-102 to 7-109-110, inclusive, of the Colorado Business Corporation Act give Colorado corporations powers to indemnify their directors, officers, employees, fiduciaries and agents against liability incurred in any proceeding to which they are made parties by reason of being or having served in such capacities, subject to specified conditions and exclusions; authorize the payment for or reimbursement of reasonable expenses incurred by such persons in such proceedings; mandate indemnification of directors and officers who are successful on the merits; and permit corporations to obtain directors' and officers' liability insurance.

     (b) Article VI of Registrant's Restated Articles of Incorporation with Amendments, as amended, provides with respect to indemnification that a director of the corporation shall not be personally liable to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act, as it may be amended from time to time; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended.

     Paragraph 3 of Article VII of Registrant's Restated Articles of Incorporation With Amendments provides that Registrant shall indemnify to the maximum extent permitted by law in effect from time to time, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

     (c) Article VI of the Registrant's Bylaws provides that Registrant shall indemnify any director, officer, employee, fiduciary or agent of Registrant or one who is or was serving at the request of Registrant in a like capacity for any corporation, partnership, joint venture, trust, unincorporated association, limited liability company, or other enterprise or employee benefit plan who is, was or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding by reason of serving in such capacity, against reasonably incurred expenses, judgments, penalties, fines and settlements reasonably incurred, if he conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests, or (ii) in all other cases (except criminal cases), that his conduct was at least not opposed to the corporation's best interests, or (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful; or who was wholly successful in defense of the action, suit or proceeding to which he was entitled to indemnification.

     Article VII of the Registrant's Bylaws permits Registrant to obtain insurance against any liability asserted against or incurred by any director, officer, employee, fiduciary or agent of Registrant arising out of the service of such persons in such capacity.

     (d) The Registrant has obtained a $1,500,000 Directors' and Officers' Liability Insurance policy which, in general, provides that the insurance carrier will pay on behalf of the Registrant's directors or officers, or will reimburse the Registrant for amounts it pays under indemnity provisions to its directors and officers, for damages, settlements and costs of defense which the directors or officers are legally obligated to pay for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers in the discharge of their duties solely in their capacities as directors or officers of the Registrant, its subsidiaries and certain joint ventures. Excluded are amounts the directors or officers are required to pay for criminal or civil fines or penalties imposed by law, punitive or exemplary damages or the two-thirds portion of any treble damage award, taxes, or any matter which may be deemed uninsurable under the law pursuant to which the insurance policy is construed. Also excluded are amounts paid for claims which arise out of such things as the directors or officers realizing illegal profits, having to return nonapproved remuneration, committing fraudulent criminal or dishonest acts, various torts, being liable for seepage, pollution or contamination and being subject to claims by the Company or its affiliates.

Item 25.       Other Expenses of Issuance and Distribution.

     Expenses (none of which will be paid or reimbursed by the Selling Shareholders to the Registrant) payable in connection with the issuance and distribution of the securities being registered hereby are as follows:

         Securities and Exchange Commission Registration Fee   $   100
         Accounting Fees and Expenses ......................     5,000*
         Legal Fees and Expenses ...........................     7,500*
         Printing, Freight and Engraving ...................     1,000*
         Miscellaneous .....................................     1,400*
                                                               -------
                Total ......................................   $15,000
------------------
        * Estimated

Item 26.       Recent Sales of Unregistered Securities.

     The following is information with respect to all unregistered securities sold by the Registrant within the past three years:

     (a) Since the inception of the Registrant, the Registrant has issued 1,601,250 shares of Registrant's Common Stock to nine persons who at the time were either officers, directors and/or employees of the Registrant. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended ("Securities Act"). The facts relied upon for such exemption are that the purchasers had full information available to them concerning the Registrant because of their relationships to the Registrant and did not need the protection afforded by the registration provisions of the Securities Act and the certificates representing the shares of Common Stock issued have an appropriate restrictive legend under the Securities Act typed thereon and are restricted from transfer. No underwriters were involved in connection with the issuances of the 1,601,250 shares of Common Stock.

     (b) In October 1995, Registrant completed a private placement of 140,000 shares of Series A 12% Convertible Cumulative Preferred Stock ("Series A Stock") for a total offering price of $700,000. The Series A Stock was sold in reliance upon the exemption from registration provided by Section 4(6) of the Securities Act and Regulation D promulgated thereunder. The facts relied upon for such exemption are that the 16 purchasers represented that they acquired the securities for their own accounts for investment purposes only and not with the present intent of distributing or reselling the Series A Stock and that they were accredited investors as such term is defined in Regulation D and a Form D was timely filed. The Series A Stock certificates had an appropriate restrictive legend under the Securities Act typed thereon and were restricted from transfer. The firm of Laidlaw Equities, Inc. sold the Series A Stock as agent for the Registrant and was paid a commission of $70,000 and a nonaccountable expense allowance of $21,000. In April 1996, all Series A Stock was converted into shares of Common Stock and Warrants to purchase shares of Common Stock. Such issuances were made by the Company in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.

     (c) Effective August 9, 1995, the Registrant issued one accredited person an option to purchase 50,000 shares of the Registrant's Common Stock as a part of the compensation payable to the person pursuant to a consulting agreement between the Registrant and the person. The option was issued in reliance upon the exemption from Registration provided by Section 4(2) of the Securities Act. The facts relied upon for such exemption are that the person had full information available to him concerning the Registrant because of his relationship with the Registrant and did not need the protection afforded by the registration provisions of the Securities Act. Further, the option is nontransferable other than pursuant to the laws of descent and distribution. No underwriters were involved in connection with the issuance of the option.

     (d) The Registrant has issued stock options to the Registrant's employees and non-employee directors to purchase shares of Registrant's Common Stock. No consideration was paid by the employees or directors for such options and Registrant does not consider that any sales occurred as a result of the issuances of such options.

     (e) In February 1996, Registrant completed a private placement of 200,000 shares of Series B 12% Convertible Cumulative Preferred Stock ("Series B Stock") for a total offering price of $1,000,000. The Series B Stock was sold in reliance upon the exemption from registration provided by Section 3(b) of the Securities Act and Rule 504 of Regulation D promulgated thereunder. The facts relied upon for such exemption are that the 26 purchasers represented that they acquired the securities for their own accounts for investment purposes only and not with the present intent of distributing or reselling the Series B Stock and that they were accredited investors as such term is defined in Regulation D and a Form D was timely filed. The Series B Stock certificates had an appropriate restrictive legend under the Securities Act typed thereon and were restricted from transfer. The firms of Laidlaw Equities Inc. and Rocky Mountain Securities and Investments, Inc. sold the Series B Stock as agents for the Registrant and were paid commissions of $86,000 and $14,000, respectively. In April 1996, all Series B Stock was converted into shares of Common Stock and Warrants to purchase shares of Common Stock. Such issuances were made by the Company in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.

     (f) Effective February 9, 1996, the Registrant agreed to issue one corporation an option to purchase 175,000 shares of the Registrant's Common Stock as a part of an agreement to settle a lawsuit. The option was issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The facts relied upon for such exemption are that the corporation represented that it was an accredited investor and did not desire any further information concerning the Registrant. Registrant believes the corporation did not need the protection afforded by the registration provisions of the Securities Act. No underwriters were involved in connection with the issuance of the option.

     (g) In July 1996, Registrant issued 32,500 shares of Registrant's Common Stock to one person in connection with the purchase by Registrant of the assets of Laser Storm of Longmont, Inc. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and the facts relied upon for such exemption are that the purchaser had full information available to him concerning the Registrant, did not need the protection afforded by the registration provisions of the Securities Act and the certificate representing the shares of Common Stock issued has an appropriate restrictive legend under the Securities Act typed thereon and is restricted from transfer. No underwriters were involved in connection with the issuance of the 32,500 shares of Common Stock.

     (h) The Registrant has stated one exemption from registration relied upon in each of the issuances of unregistered securities described in paragraphs (a) through (c) and (e) through (g). Other exemptions from registration may have been available with respect to some or all of such issuances. The Registrant reserves the right to assert in the future any or all other exemptions from registration which were available with respect to such issuances.

Item 27.  Exhibits.

     The following is a list of all exhibits filed as part of this Registration Statement. The exhibit numbers for previously filed exhibits correspond to the Exhibit List in Registration Statement No. 33-98578 to which such exhibits are incorporated by reference.

Exhibit No.  Description and Method of Filing
----------   --------------------------------

     (1.4) Laidlaw Equities, Inc. Unit Purchase Option.*

     (3.1) Restated Articles of Incorporation With Amendments of Registrant.*

     (3.2) Articles of Amendment  to Restated  Articles  of  Incorporation  With
           Amendments of Registrant filed on September 27, 1995.*

     (3.3) Articles of Amendment  to Restated  Articles  of  Incorporation  With
           Amendments of Registrant filed on October 3, 1995.*

     (3.4) Bylaws of Registrant.*

     (3.5) Certificate of  Correction  to the  Articles of Amendment to Restated
           Articles of Incorporation With Amendments of Registrant filed on January 29, 1996.*

     (3.6) Articles of Amendment  to Restated  Articles  of  Incorporation  With
           Amendments of Registrant filed on February 13, 1996.*

     (4.5) Warrant Agreement between Registrant and American Securities Transfer
           Incorporated, as Warrant Agent.*

     (5.1) Opinion dated March 5, 1996, of Hopper and Kanouff P.C. regarding legality of the securities being registered.*

     (5.2) Opinion dated March 5, 1996, of Hopper and Kanouff, P.C. regarding liquidation preference.*

     (5.3) Opinion of Smith, McCullough & Ferguson, P.C. regarding legality of securities being registered.**

    (10.1) Employment   Agreement  dated   effective  October 1,  1994,  between
           Registrant and Robert J. Cooney and amendments thereto dated October 4, 1995 and October 6, 1995.*

    (10.2) Employment  Agreement  dated   effective   October 1,  1994,  between
           Registrant and William R. Bauerle and amendments thereto dated October 4, 1995 and October 6, 1995.*

    (10.3) Employment  Agreement  dated  effective  September 13, 1995,  between
           Registrant and Frank J. Ball and amendment thereto dated October 6, 1995.*

    (10.4) Employment  Agreement  dated  effective  September 13, 1995,  between
           Registrant and Robert S. Scholz and amendment thereto dated October 6, 1995.*

    (10.5) Amended Stock Incentive Plan.*

    (10.6) Forms of Option Granted to Employees.*

    (10.7) Agreement between Registrant and Bertrand T. Ungar.*

    (10.8) Agreement  dated July 17, 1995, among Registrant,  Creative Licensing
           Corporation and Le Studio Canal + (U.S.).*

    (10.9) Lease Agreement  dated May 10, 1995, between Registrant and Dennis A.
           Trescott and addenda thereto dated June 22, 1995, October 13, 1995, and November 6, 1995.*

   (10.10) Exclusive  Agreement  dated  July  10, 1995,  between  Registrant and
           Target Technology Pte., Ltd.*

   (10.11) Articles  of  Organization of Laser Hall L.L.C. and Laser Hall L.L.C.
           Operating Agreement.*

   (10.12) Articles  of  Organization  of Laserstorm  Waikiki Limited  Liability
           Company.*

   (10.13) Agreement  dated  January 27, 1994 between  Registrant and Sports and
           Games.*

   (10.14) Agreement  dated  August  8,  1995  between  Registrant  and Fun City
           Amusement Centers, Inc.*

   (10.15) Agreement  dated   effective  July  1,  1995 between  Registrant  and
           Santa's Village, Ltd.*

   (10.16) Sales  Agreement  dated  in  August 1995 between  Registrant and TAMS
           Stationers.*

   (10.17) Options Granted to Harrison A. Price and Harold Skripsky.*

   (10.18) Lease  Agreement  dated  October  19, 1995,  between  Registrant  and
           Funplex Partnership.*

   (10.19) Employment  Agreement   dated   effective  December 1, 1995,  between
           Registrant and Michael D. Kessler.*

   (10.20) Employment  Agreement  dated  effective  December  16, 1995,  between
           Registrant and Eric Schwartzman.*

   (10.21) Options granted to Michael D. Kessler and Eric Schwartzman.*

   (10.22) Agreement  dated  February  8,  1996,  between  Registrant and Tunica
           Partners II, LP.*

   (10.23) Addendum dated March 27, 1996, to the Employment Agreement dated effective September 13, 1995, between Registrant and Robert S. Scholz.*

   (10.24) License  Agreement  dated August 1, 1996,  between Marvel Characters,
           Inc. and Registrant.***

   (10.25) Amendment dated August 15, 1996, to Amended Stock Incentive Plan.

   (10.26) Asset Purchase  Agreement  dated  July  23, 1996,  among  Registrant,
           Laser Storm of Longmont, Inc. and Kevin J. Barker.****

    (23.1) Consent  of HEIN +  ASSOCIATES,  LLP,  Independent  Certified  Public
           Accountants.

    (23.2) Consent dated March 5, 1996 of Hopper and Kanouff, P.C.*

    (23.3) Consent of Smith, McCullough & Ferguson, P.C.**

     (24) Power of Attorney.
 ------------------
     * Incorporated by reference to the same exhibit number of Registration Statement 33-98578.
     **   To be filed by amendment.
     ***  Confidential treatment being requested in a separate filing.
     **** Certain of the Schedules and Exhibits to the Asset Purchase Agreement have been omitted and will be provided to the United States Securities and Exchange Commission upon request.

Item 28.  Undertakings

     The undersigned Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

        (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City and County of Denver, State of Colorado on October 18, 1996.

                             LASER STORM, INC.


                             By:  /s/ Robert J. Cooney
                                 ---------------------------------------------
                                      Robert J. Cooney, Chief Executive Officer,
                                      Principal Financial Officer and Treasurer



                             By: /s/ John E. McNutt
                                 --------------------------------------------
                                     John E. McNutt, Vice President Finance,
                                     Principal Accounting Officer

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature                          Title          Date
----------                         -----          ----

Robert J. Cooney                   Director       October 18, 1996



William R. Bauerle                 Director       October 18, 1996



Frank J. Ball                      Director       October 18, 1996



Harrison A. Price                  Director       October 18, 1996



Harold Skripsky                    Director       October 18, 1996



*By /s/ Robert J. Cooney                          October 18, 1996
   -----------------------------------
   Robert J. Cooney, Power of Attorney

                                  EXHIBIT INDEX

Exhibit
No.        Description and Method of Filing                                           Page No.
-------    --------------------------------                                           -------


     (1.4) Laidlaw Equities, Inc. Unit Purchase Option.*                               N/A

     (3.1) Restated Articles of Incorporation With Amendments of Registrant.*          N/A

     (3.2) Articles of Amendment  to Restated  Articles  of  Incorporation  With       N/A
           Amendments of Registrant filed on September 27, 1995.*

     (3.3) Articles of Amendment  to Restated  Articles  of  Incorporation  With       N/A
           Amendments of Registrant filed on October 3, 1995.*

     (3.4) Bylaws of Registrant.*                                                      N/A

     (3.5) Certificate of  Correction  to the  Articles of Amendment to Restated       N/A
           Articles of Incorporation  With  Amendments  of  Registrant  filed on
           January 29, 1996.*

     (3.6) Articles of Amendment  to Restated  Articles  of  Incorporation  With       N/A
           Amendments of Registrant filed on February 13, 1996.*

     (4.5) Warrant Agreement between Registrant and American Securities Transfer       N/A
           Incorporated, as Warrant Agent.*

     (5.1) Opinion dated  March 5, 1996,  of Hopper and Kanouff  P.C.  regarding       N/A
           legality of the securities being registered.*

     (5.2) Opinion dated March 5, 1996,  of Hopper and Kanouff,  P.C.  regarding       N/A
           liquidation preference.*

     (5.3) Opinion of Smith, McCullough & Ferguson,  P.C.  regarding legality of       N/A
           securities being registered.**

    (10.1) Employment   Agreement  dated   effective  October 1,  1994,  between       N/A
           Registrant and Robert J. Cooney and amendments  thereto dated October
           4, 1995 and October 6, 1995.*

    (10.2) Employment  Agreement  dated   effective   October 1,  1994,  between       N/A
           Registrant  and  William  R.  Bauerle  and  amendments  thereto dated
           October 4, 1995 and October 6, 1995.*

    (10.3) Employment  Agreement  dated  effective  September 13, 1995,  between       N/A
           Registrant and Frank J. Ball and  amendment  thereto dated October 6,
           1995.*

    (10.4) Employment  Agreement  dated  effective  September 13, 1995,  between       N/A
           Registrant  and  Robert S. Scholz and amendment thereto dated October
           6, 1995.*

    (10.5) Amended Stock Incentive Plan.*                                              N/A

    (10.6) Forms of Option Granted to Employees.*                                      N/A

    (10.7) Agreement between Registrant and Bertrand T. Ungar.*                        N/A


    (10.8) Agreement  dated July 17, 1995, among Registrant,  Creative Licensing       N/A
           Corporation and Le Studio Canal + (U.S.).*

    (10.9) Lease Agreement  dated May 10, 1995, between Registrant and Dennis A.       N/A
           Trescott and addenda thereto  dated June 22, 1995,  October 13, 1995, and November 6, 1995.*

   (10.10) Exclusive  Agreement  dated  July  10, 1995,  between  Registrant and       N/A
           Target Technology Pte., Ltd.*

   (10.11) Articles  of  Organization of Laser Hall L.L.C. and Laser Hall L.L.C.       N/A
           Operating Agreement.*

   (10.12) Articles  of  Organization  of Laserstorm  Waikiki Limited  Liability       N/A
           Company.*

   (10.13) Agreement  dated  January 27, 1994 between  Registrant and Sports and       N/A
           Games.*

   (10.14) Agreement  dated  August  8,  1995  between  Registrant  and Fun City       N/A
           Amusement Centers, Inc.*

   (10.15) Agreement  dated   effective  July  1,  1995 between  Registrant  and       N/A
           Santa's Village, Ltd.*

   (10.16) Sales  Agreement  dated  in  August 1995 between  Registrant and TAMS       N/A
           Stationers.*

   (10.17) Options Granted to Harrison A. Price and Harold Skripsky.*                  N/A

   (10.18) Lease  Agreement  dated  October  19, 1995,  between  Registrant  and       N/A
           Funplex Partnership.*

   (10.19) Employment  Agreement   dated   effective  December 1, 1995,  between       N/A
           Registrant and Michael D. Kessler.*

   (10.20) Employment  Agreement  dated  effective  December  16, 1995,  between       N/A
           Registrant and Eric Schwartzman.*

   (10.21) Options granted to Michael D. Kessler and Eric Schwartzman.*                N/A

   (10.22) Agreement  dated  February  8,  1996,  between  Registrant and Tunica       N/A
           Partners II, LP.*

   (10.23) Addendum  dated  March  27, 1996, to the Employment  Agreement  dated       N/A
           effective September  13,  1995,  between  Registrant  and  Robert  S.
           Scholz.*

   (10.24) License  Agreement  dated August 1, 1996,  between Marvel Characters,
           Inc. and Registrant.***

   (10.25) Amendment dated August 15, 1996, to Amended Stock Incentive Plan.

   (10.26) Asset Purchase  Agreement  dated  July  23, 1996,  among  Registrant,
           Laser Storm of Longmont, Inc. and Kevin J. Barker.****

    (23.1) Consent  of HEIN +  ASSOCIATES,  LLP,  Independent  Certified  Public
           Accountants.


    (23.2) Consent dated March 5, 1996 of Hopper and Kanouff, P.C.*                    N/A

    (23.3) Consent of Smith, McCullough & Ferguson, P.C.**                             N/A

     (24) Power of Attorney.
 ------------------

     * Incorporated by reference to the same exhibit number of Registration Statement 33-98578.
     **   To be filed by amendment.
     ***  Confidential treatment being requested in a separate filing.
     **** Certain of the Schedules and Exhibits to the Asset Purchase Agreement have been omitted and will be provided to the United States Securities and Exchange Commission upon request.